UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PENTAIR, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 30, 2009
To our Shareholders:
          Our Annual Meeting of Shareholders will be held at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, on Thursday, April 30, 2009, at 10:00 a.m., for the following purposes:
1.	to elect three directors;

2.	to approve our Executive Officer Performance Plan for purposes of Internal Revenue Code Section 162(m);

3.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009;
and to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting. We are not aware of any items of other business to be presented at the Annual Meeting.
          The Board of Directors has fixed the close of business on March 2, 2009 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, you are only entitled to vote if you are a shareholder of record at the close of business on that date. Our transfer books will not be closed.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2009: The Pentair, Inc. proxy statement for the 2009 Annual Meeting of Shareholders and the 2008 Annual Report to Shareholders are available at http://materials.proxyvote.com/709631.

By Order of the Board of Directors Louis L. Ainsworth, Secretary

Golden Valley, Minnesota
March 24, 2009
IMPORTANT: Your vote is very important. To legally hold an Annual Meeting, a majority of the outstanding shares must be in attendance. We encourage you to vote your proxy as soon as possible. You may vote by Internet or telephone as described in the voting instructions on the proxy; or date, sign and return the proxy in the enclosed envelope. You may vote in person at the Annual Meeting even if you submit your proxy by Internet, phone or mail.

Proxy Statement for the
Annual Meeting of Shareholders of
PENTAIR, INC.
To Be Held on April 30, 2009

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

PENTAIR, INC.

TO BE HELD ON THURSDAY, APRIL 30, 2009
Solicitation
          This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are being mailed on or about March 24, 2009. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.
What is a proxy?
          A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You vote your proxy by submitting the enclosed proxy card, by telephone or over the Internet.
Why did I receive more than one proxy card?
          You will receive multiple proxy cards if you hold your shares in different ways (for example, joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards or otherwise vote your proxy as indicated in the materials you receive with this Proxy Statement. You should vote your proxy for each separate account you have.
Voting Information
Who is qualified to vote?
          You are qualified to receive notice of the Annual Meeting and to vote if you own shares of our Common Stock at the close of business on our record date of March 2, 2009.
How many shares of Common Stock may vote at the Annual Meeting?
          As of March 2, 2009, there were 98,255,202 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.
What is the difference between a “shareholder of record” and a “street name” holder?
          These terms describe how your shares are held. If your shares are registered directly in your name with Wells Fargo Bank, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee on your behalf, you are a “street name” holder.
How do I vote my shares?
          If you are a “shareholder of record,” you have three choices. You can vote your proxy:
•	by mailing in the enclosed proxy card;

•	over the telephone; or

•	via the Internet.
          Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.
          If you hold your shares in “street name,” your broker/banker/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?
          If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.
What are the Board’s recommendations on how I should vote my shares?
          The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of three nominees for election to our Board with terms expiring at the 2012 Annual Meeting of Shareholders.
Proposal 2 —	FOR the approval of our Executive Officer Performance Plan for purposes of Internal Revenue Code Section 162(m).
Proposal 3 —	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
What are my choices when voting?
          Proposal 1 — You may cast your vote in favor of or against electing a nominee as a director, or you may elect to abstain from voting for one, two or all nominees.
          Proposals 2 and 3 — You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.
How would my shares be voted if I do not specify how they should be voted?
          If you submit your signed proxy without indicating how you want your shares to be voted, the persons named on the proxy card will vote your shares according to the Board’s recommendations that are listed above.
          As to any other business that may properly come before the Annual Meeting, the persons named on the proxy card will vote in accordance with their best judgment. We do not presently know of any other business.
          If your shares are held in the name of a brokerage firm, the brokerage firm has the discretionary authority to vote your shares in connection with the election of directors and the ratification of our independent registered public accounting firm if you do not timely provide your proxy because these matters are considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.
How many shares of Common Stock constitute a quorum for the Annual Meeting?
          A majority of the shares of Common Stock outstanding as of March 2, 2009, or 49,127,602 shares, will constitute a quorum at the Annual Meeting.
What vote is required to approve each proposal?
          For approval, each proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
How are abstentions and broker non-votes treated?
          Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Minnesota law and our Articles of Incorporation provide that abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but that abstentions are not treated as votes in favor of proposals voted upon at the Annual Meeting. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.
Can I change my vote after I have submitted my proxy?
          You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Secretary that is received before the Annual Meeting, stating that you revoke your proxy;

•	by delivering a later-dated proxy by telephone, on the Internet, or in writing so that it is received before the Annual Meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.
Who will count the votes?
          Representatives from Wells Fargo Bank, N.A., our transfer agent, will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Annual Meeting.
Who pays the cost of this proxy solicitation?
          We pay the costs of soliciting proxies sought by the Board. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock. Morrow & Co., 470 West Avenue, Stamford, Connecticut, is assisting us in the solicitation of proxies at a cost to us of $8,500 plus expenses.

CORPORATE GOVERNANCE MATTERS
Board Governance
          The Board has adopted and regularly reviews and, if appropriate, revises its Corporate Governance Principles and written charters for its Audit Committee, Compensation Committee, Governance Committee and International Committee in accordance with rules of the Securities and Exchange Commission (“SEC”) and the NYSE. We and our Board continue to be committed to the highest standards of corporate governance and ethics. The Board has adopted Pentair’s Code of Business Conduct and Ethics (“Code of Conduct”) and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers. Copies of all of these documents are available, free of charge, on our website at www.pentair.com/About-Us/Our-Values.aspx or in print to any shareholder who requests them in writing from our Secretary.
Independent Directors
          The Board determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the NYSE rules for independence of directors and our categorical standards of independence included in the Corporate Governance Principles, which are attached as Appendix A. Based on these standards, at its meeting held on February 24, 2009, the Board affirmatively determined that each of the following non-employee directors and non-employee director nominees is independent and has no material relationship with us, except as a director or shareholder:

(1) Leslie Abi-Karam	(6) Charles A. Haggerty

(2) Glynis A. Bryan	(7) David H. Y. Ho

(3) Jerry W. Burris	(8) David A. Jones

(4) T. Michael Glenn	(9) Ronald L. Merriman

(5) Barbara B. Grogan	(10) William T. Monahan
          In addition, based on the NYSE standards and our categorical standards of independence included in the Corporate Governance Principles, the Board affirmatively determined that Randall J. Hogan is not independent because he is our Chief Executive Officer.
          In determining the independence of directors, our Governance Committee considers circumstances where one of our directors also serves as a director or executive officer of a company that is our customer or supplier. The Governance Committee has reviewed each of these relationships, which are set forth below. In each case, the relationship involves sales to or purchases from the organization indicated which (i) amount to less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2008, 2007 and 2006; and (ii) during all relevant years were not of an amount or nature that impeded the director’s exercise of independent judgment.

Director	Relationships Considered
Leslie Abi-Karam	Executive Vice President and President, Mailing Solutions Management, Pitney Bowes Inc.

Glynis A. Bryan	Chief Financial Officer, Insight Enterprises, Inc.

Jerry W. Burris	President, Precision Components, Barnes Group Inc.

T. Michael Glenn	Executive Vice President — Market Development and Corporate Communications, FedEx Corporation

Charles A. Haggerty	Director, Beckman Coulter, Inc.

Director	Relationships Considered
Charles A. Haggerty	Director, Deluxe Corporation

Charles A. Haggerty	Director, Imation Corp.

David H. Y. Ho	Former Chairman of the Greater China Region, Nokia Siemens Network

David H. Y. Ho	Former President, Nokia China Investment Limited, a subsidiary of Nokia Corporation
Shareholder and Other Stakeholder Communication with the Board
          If you are a shareholder or other stakeholder and wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416. The Board has instructed the Secretary to forward such communications directly to the addressee(s).
Committees of the Board
          The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the International Committee. The International Committee meets once or twice a year. The other committees generally hold meetings when the Board meets and additionally as needed. Management representatives attend each committee meeting. Independent directors generally also meet in executive session without management present.
Audit Committee

Role:	The Audit Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Audit Committee is directly responsible for the appointment, compensation, terms of engagement (including retention and termination) and oversight of the work of the external auditor. The Audit Committee holds meetings periodically with our independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Meetings:	The Audit Committee held nine meetings in 2008.

Members:	The members of the Audit Committee are Ronald L. Merriman (Chair), Leslie Abi-Karam, Jerry W. Burris and David H. Y. Ho. All members have been determined to be independent under SEC and NYSE rules. Mr. Merriman is a member of the audit committees of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation, each of which is a publicly-traded company. The Board has determined that Mr. Merriman’s service on the audit committees of three other public companies does not impair his ability to effectively serve as Chair of our Audit Committee.

Report:	You can find the Audit Committee Report on page 48 of this Proxy Statement.

Charter:	You can find the Audit Committee Charter at:
www.pentair.com/Assets/Audit-Committee-Charter.aspx.

Financial Experts:	The Board has unanimously determined that all members of the Audit Committee are financially literate under NYSE rules and at least one member has financial management expertise. In addition, the Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” under SEC regulations.

Compensation Committee

Role:	The Compensation Committee sets and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries, administering the Management Incentive Plan and the Executive Officer Performance Plan and administering equity-based compensation under the Omnibus Stock Incentive Plan. The Compensation Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of the Chief Executive Officer’s performance. The Committee has engaged Hewitt Associates, a human resources consulting firm, to aid the Committee in its annual review of our executive and director compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer and director compensation levels and structures. In reviewing our compensation programs, the Compensation Committee also considers other sources to evaluate external market, industry and peer company practices. A more complete description of these practices can be found on pages 13 and 14 of this Proxy Statement under the headings “Compensation Committee Practices,” “Role of Executive Officers in Compensation Decisions,” “Setting Executive Compensation” and “Comparative Framework” in the Compensation Discussion and Analysis section of this Proxy Statement.

Meetings:	The Compensation Committee held six meetings during 2008.

Members:	The members of the Compensation Committee are David A. Jones (Chair), Glynis A. Bryan, T. Michael Glenn, Charles A. Haggerty and William T. Monahan. All members have been determined to be independent under NYSE rules.

Report:	You can find the Compensation Committee Report on page 25 of this Proxy Statement.

Charter:	You can find the Compensation Committee Charter at: www.pentair.com/Assets/Compensation-Committee-Charter.aspx.

Governance Committee

Role:	The Governance Committee is responsible, among other things, for identifying individuals qualified to become directors and recommending nominees to the Board for election at annual meetings of shareholders. In addition, the Governance Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Governance Committee is also responsible for developing and recommending to the Board our corporate governance principles. Finally, the Governance Committee oversees public policy matters and compliance with our Code of Conduct.

Meetings:	The Governance Committee held five meetings in 2008.

Members:	The members of the Governance Committee are Charles A. Haggerty (Chair), Glynis A. Bryan, T. Michael Glenn, David A. Jones and William T. Monahan. All members have been determined to be independent under NYSE rules.

Charter:	You can find the Governance Committee Charter at: www.pentair.com/Assets/Governance-Committee-Charter.aspx.

International Committee

Role:	The International Committee reviews our operations outside North America and assists management in formulating growth, development and organizational strategies for our international business divisions.

Meetings:	The International Committee held two meetings in 2008.

Members:	The members of the International Committee are David A. Jones (Chair), David H. Y. Ho, Ronald L. Merriman, William T. Monahan and Randall J. Hogan (ex officio).

Charter:	You can find the International Committee Charter at: www.pentair.com/Assets/International-Committee-Charter.aspx.
Compensation Committee Interlocks and Insider Participation
          During 2008, we did not employ any member of the Compensation Committee as an officer or employee and there were no interlock relationships.
Policies and Procedures Regarding Related Person Transactions
          Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	a “related person” means any of our directors, executive officers or five-percent shareholders or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.
          Potential related person transactions must be brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:
•	whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with any of our directors, executive officers or five-percent shareholders;

•	whether there are demonstrable business reasons for us to enter into the related person transaction;

•	whether the related person transaction could impair the independence of a director under the Corporate Governance Principles’ standards for director independence; and

•	whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.
          We had no related person transactions during 2008. To our knowledge, no related person transactions are currently proposed.

PROPOSAL 1
Election of Certain Directors
Information About Directors
Board Composition
          Our Articles of Incorporation currently provide for a Board of eleven members. The Board is divided into three classes with directors serving three-year terms. The beginning date for each term is staggered so that, in any particular year, the term of only one class expires. Vacancies may be filled through appointment by the Board or through election by shareholders at a special meeting of shareholders called for that purpose. Any director appointed by the Board is required to stand for election at the next annual meeting of shareholders or next special meeting of shareholders called for that purpose. Incumbent directors Charles A. Haggerty, Randall J. Hogan and David A. Jones are standing for election at the Annual Meeting. There is one fewer nominee for election to the Board than there are available positions on the Board. Regardless of this vacancy, you may vote your shares only for the number of nominees for director named in this Proxy Statement.
Directors’ Attendance
          The Board held eight meetings in 2008. In each of those meetings, the independent directors also met in executive session, without management or Mr. Hogan present. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the fiscal year ended December 31, 2008. We expect our directors to attend our annual meetings of shareholders. In May 2008, all of the directors then in office attended the 2008 annual meeting of shareholders. William T. Monahan has served as the Board’s Lead Director since January 1, 2008 and acts as the presiding director for all executive sessions of the independent directors.
Director Qualifications
          The Governance Committee searches for qualified candidates to be a director, reviews the qualifications of each candidate and recommends to the Board the names of qualified candidates to be nominated for election or re-election as directors. The Board reviews the candidates recommended by the Governance Committee and nominates candidates for election or re-election by the shareholders. The Governance Committee recognizes that the contribution of the Board will depend both on the character and capacities of the directors taken individually and on their collective strengths. With this in mind, the Governance Committee evaluates candidates in light of a number of criteria. Directors are chosen with a view to bringing to the Board a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Governance Committee also considers candidates who have substantial experience outside the business community, such as in the public, academic or scientific communities.
          When they consider possible candidates for appointment or election as directors, the Governance Committee and the Board are also guided by the following principles:
•	the Corporate Governance Principles and the rules adopted by the SEC and the NYSE require that at least a majority of the Board consist of independent directors;

•	each director should be chosen without regard to sex, sexual orientation, race, religion or national origin;

•	each director should possess the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director and would increase the diversity of experience, expertise and training of the Board taken as a whole;

•	each director should have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director; and

•	each director should be committed to enhancing long-term shareholder value and be willing and able to represent the balanced, best interests of the shareholders as a whole rather than the interests of a special interest group or constituency.
Shareholder Nominees
          Shareholders submitted to the Governance Committee no candidates for nomination for election as a director at the 2009 Annual Meeting. According to our By-Laws, a shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration by the Governance Committee should send a letter identifying the name of the candidate and summary of the candidate’s qualifications, along with the other supporting documentation described in Article 1, Section 10 of our By-Laws, to the Governance Committee. This letter should be addressed c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416 no earlier than January 13, 2010 and no later than February 7, 2010 for consideration at the 2010 Annual Meeting. You can find a copy of our By-Laws on file with the SEC by searching the EDGAR archives at www.sec.gov/edgar/searchedgar/webusers.htm. You may also obtain a copy from us free of charge by submitting a written request to the Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416.
Election of Directors
          The Board, upon recommendation of the Governance Committee, has nominated incumbent directors Charles A. Haggerty, Randall J. Hogan and David A. Jones for three-year terms that expire at the 2012 Annual Meeting of Shareholders. Seven directors have terms of office that do not expire at this time and we expect that they will continue to serve their full terms.
Directors Standing For Election
     For a Three-Year Term Expiring at the 2012 Annual Meeting of Shareholders
Charles A. Haggerty, director since 1994, age 67
          Mr. Haggerty serves as the Chair of the Governance Committee. He is currently Chief Executive Officer of LeConte Associates, LLC, a consulting and investment firm. Mr. Haggerty joined Western Digital Corporation, a maker of hard disc drives, in June 1992, where he served as Chief Operating Officer until July 1993, as Chief Executive Officer and Chairman of the Board from July 1993 until he retired as Chief Executive Officer in January 2000 and as Chairman in June 2000. From 1964 to 1992, Mr. Haggerty served in various positions at International Business Machines Corporation. Mr. Haggerty is also a director of Imation Corp., Beckman Coulter, Inc., Deluxe Corporation and LSI Corp.
Randall J. Hogan, director since 1999, age 53
          Since January 1, 2001, Mr. Hogan has been our Chief Executive Officer. Mr. Hogan became Chairman of the Board on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was our President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of our Electrical and Electronic Enclosures Group. From February 1995 to August 1997, he was President of the Carrier Transicold Division of United Technologies Corporation. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric. From 1981 until 1987, he was a consultant at McKinsey & Company. Mr. Hogan is also a director of Covidien, Inc.

David A. Jones, director since 2003, age 59
          Mr. Jones serves as the Chair of the International and Compensation Committees. Since February 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a private equity firm. Between 1996 and May 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. From 1996 to April 1998, he also served Rayovac as President. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the Board of Directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones is also a director of Simmons Bedding Company.
Directors Not Standing For Election
     With a Three-Year Term Expiring at the 2010 Annual Meeting of Shareholders
T. Michael Glenn, director since 2007, age 53
          Since January 1998, Mr. Glenn has been the Executive Vice President — Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From June 1994 to January 1998, Mr. Glenn was Senior Vice President — Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Renasant Corporation.
David H. Y. Ho, director since 2007, age 49
          Since November 2008, Mr. Ho has been the Chairman of Kiina Group, a China-based group of private companies engaged in investment in start-up Internet, communications and technology companies; consulting services for multinational companies in the Greater China market; and investment in real estate properties. From April 2007 to November 2008, Mr. Ho served as the Chairman of the Greater China Region for Nokia Siemens Network, a joint venture between Finland-based Nokia Corporation, a multinational telecommunications company, and Germany-based Siemens AG. Between April 2004 and March 2007, Mr. Ho served as the President of Nokia China Investment Limited, the Chinese operating subsidiary of Finland-based Nokia Corporation, a multinational telecommunications company. Between January 2002 and November 2008, Mr. Ho also served as Nokia China Investment Limited’s Senior Vice President, Networks — Greater China. Between 2000 and August 2001, Mr. Ho was the Senior Vice President and Chief Operating Officer of Nortel Networks China Limited, the Chinese operating subsidiary of Canada-based Nortel Networks Corporation, a multinational telecommunications company. Between 1998 and 1999, Mr. Ho was the Vice President and General Manager of Nortel Networks China Limited’s Greater China Wireless Solutions division. Prior to joining Nortel Networks China Limited, Mr. Ho spent 15 years working in the Chinese operating subsidiaries of multinational telecommunications companies in roles of increasing responsibility. Mr. Ho is also a director of 3Com Corporation and Owens-Illinois, Inc.
Glynis A. Bryan, director since 2003, age 50
          Since December 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between April 2005 and May 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and March 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company, where she held a series of progressively responsible positions in finance. In her last assignment, Ms. Bryan was Senior Vice President of Ryder Capital Services, where she led the development of the firm’s capital services business. In 1999 and 2000, Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services.

William T. Monahan, director since 2001, age 61
          Mr. Monahan serves as the Lead Director. From August through December 2006, Mr. Monahan served as Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling. From November 1995 to May 2004, Mr. Monahan was Chairman of the Board of Directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. Mr. Monahan is also a director of Hutchinson Technology, Inc., The Mosaic Company and Solutia Inc.
          With a Three-Year Term Expiring at the 2011 Annual Meeting of Shareholders
Leslie Abi-Karam, director since February 2008, age 50
          Since March 2008, Ms. Abi-Karam has been the Executive Vice President and President, Mailing Solutions Management of Pitney Bowes Inc., a global mailstream technology company. Between December 2002 and March 2008, Ms. Abi-Karam was the Executive Vice President and President, Document Messaging Technologies (DMT) of Pitney Bowes Inc. She is also responsible for all global supply chain and enterprise procurement operations, supplying products and sourcing for all commodity/spend management within Pitney Bowes worldwide. Between October 2000 and December 2002, Ms. Abi-Karam was President, Global Mail Creation and Mail Finishing, of Pitney Bowes Inc. She has been with Pitney Bowes since 1984 and has held various roles of increasing responsibility.
Jerry W. Burris, director since 2007, age 45
          Since October 2008, Mr. Burris has been the President, Precision Components of Barnes Group Inc. From July 2006 until October 2008, Mr. Burris was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, a multinational technology and services conglomerate, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics in 2006. From 2003 to 2006, Mr. Burris was the general manager of global services for GE Healthcare. From 2001 to 2003, he led the integration of global supply chain sourcing for the Honeywell integration and served as the general manager of global sourcing for GE Industrial Systems. Mr. Burris first joined GE in 1986 in the GE Corporate Technical Sales and Marketing Program.
Ronald L. Merriman, director since 2004, age 64
          Mr. Merriman serves as the Chair of the Audit Committee. He is a Managing Director of Merriman Partners, a management advisory firm. He served as Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000 and Executive Vice President of Ambassador International, Inc., a publicly-traded travel services business, from 1997 to 1999. From 1967 to 1997, Mr. Merriman was employed by KPMG, a global accounting and consulting firm, where he ultimately served as a Vice Chair and member of the Executive Management Committee. He is also a director of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation.
          If elected, each of the three director nominees standing for election at the Annual Meeting will serve on the Board until the Annual Meeting in 2012. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the three nominees for election named above will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
          The Compensation Committee (the “Committee”) of our Board sets and administers the policies that govern our executive compensation, including:
•	establishing and reviewing executive base salaries;

•	overseeing our annual incentive compensation plans;

•	overseeing our long-term equity-based compensation plan;

•	approving all awards under those plans; and

•	annually approving and recommending to the Board all compensation decisions for executive officers, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table below (all, collectively, the “Named Executive Officers”).
          The Committee seeks to assure that compensation paid to the Named Executive Officers is fair, reasonable and competitive, and is linked to increasing long-term shareholder value. Only independent directors serve on the Committee.
Compensation Philosophy and Objectives
          The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee evaluates both executive performance and executive compensation to attract and retain superior employees in key positions at compensation levels competitive in the marketplace. To achieve the objectives stated below, the Committee provides executive compensation packages containing both cash and equity-based compensation components that reward performance as measured against established goals. The Committee’s specific objectives include:
•	to motivate and reward executives for achieving financial and strategic objectives;

•	to provide rewards commensurate with individual and company performance;

•	to encourage innovation and growth;

•	to attract and retain top-quality executives and key employees; and

•	to align our employee and shareholder interests by encouraging employee stock ownership.
          To balance these objectives, our executive compensation program uses the following elements:
•	base salary, to provide a fixed compensation level competitive in the marketplace;

•	annual incentive compensation, to reward short-term performance against specific financial targets and individual goals;

•	long-term incentive compensation, to link management incentives to long-term value creation and shareholder return; and

•	retirement, perquisites and other benefits, to attract and retain management and other employees over the longer term.
     We discuss each of these components below under the topics “2008 Compensation Program Elements” and “Changes in Compensation Program Mix for 2009” on pages 14 and 18 of this Proxy Statement.

Compensation Committee Practices
          The Committee meets regularly to review, discuss and approve executive compensation and employee benefit plan matters. To ensure it is able to address all of its responsibilities, the Committee establishes an annual agenda at the beginning of each year. In 2008, the Committee held five regular meetings and one special meeting. The Committee has scheduled five regular meetings for 2009.
          Committee members generally receive written materials approximately one week prior to each regularly scheduled meeting. In addition to the regularly scheduled meetings, the Committee holds additional meetings when necessary. At the close of each regularly scheduled Committee meeting, the Committee conducts an executive session without management present. When appropriate, the Committee also meets in executive session at the close of special meetings. At the Committee’s request, the Committee’s external compensation consultant reviews committee meeting materials and attends meetings.
          In making changes to our compensation programs, the Committee considers our compensation philosophy and objectives, as well as external market, industry and peer company practices. The Committee reviews each element of the executive compensation program annually for continuing appropriateness and reasonableness.
          In December 2007 and February 2008, the Committee reviewed and approved executive salaries, equity plan incentive grants, and performance measures and related targets for our annual incentive program for 2008. When reviewing awards, the Committee considered our corporate performance for the year and the prior three-year period against the peer group of companies identified as the “Comparator Group” in the section below entitled “Comparative Framework.” The Committee also considered our corporate performance compared to our strategic objectives. The Committee reviewed and approved equity grants for newly hired and promoted employees as required throughout the year. Committee actions relating to executive salary, incentive awards and long-term compensation, as well as changes to our compensation programs, were submitted to the full Board for ratification and approval.
Role of Executive Officers in Compensation Decisions
          At the request of the Committee, the Chief Executive Officer and the Senior Vice President, Human Resources, generally attend meetings of the Committee but are not present in executive sessions, and do not participate in deliberations of their own compensation. Our human resources group assists the Committee as requested on specific topics regarding compensation, as well as on specific recommendations for compensation for management throughout the Company.
          The Chief Executive Officer annually reviews with the Committee the performance of each executive officer (other than himself) and presents compensation recommendations based on these reviews to the Committee. The Committee reviews these recommendations with its external compensation consultant and exercises its discretion in adopting, rejecting or changing the compensation proposals. The Committee then recommends the final compensation proposals for all Named Executive Officers, including the Chief Executive Officer, to the full Board for its approval.
          The Committee employs a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Committee reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each independent director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the independent directors for review and ratification. The Lead Director chairs a discussion with independent Board members in executive session without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Committee Chair and the Lead Director review the final rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in determining the Chief Executive Officer’s compensation and the Board’s adoption of goals and objectives for the Chief Executive Officer for the following year.

Setting Executive Compensation
          The Committee recognizes the importance of maintaining sound principles for developing and administering compensation and benefits programs. The Committee seeks to carry out its responsibilities by:
•	holding executive sessions (without management present) at every regular Committee meeting;

•	requiring clear communication of compensation policy and actions to employees and the shareholders;

•	annually reviewing detailed tally sheets of executive compensation for all executive officers; and

•	establishing appropriate guidelines for executive change-in-control agreements.
     In addition, the Committee retains an external compensation consultant (the “Compensation Consultant”) to advise the Committee on executive compensation issues. The Compensation Consultant provides no services to our company other than those commissioned by the Committee. The Committee provides the Compensation Consultant with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of our executive compensation programs to be conducted by the Compensation Consultant. The Compensation Consultant provides the Committee with comparative market data on position-specific compensation structures, policies and programs based on analyses of relevant survey data and of the practices of the Comparator Group defined below under the heading “Comparative Framework.” The Compensation Consultant also provides guidance on industry best practices and advises the Committee in determining appropriate ranges for base salaries, annual incentives and equity compensation for each senior executive position.
Comparative Framework
          In making its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates our corporate performance and our executive officers’ compensation and equity ownership. The Committee also obtains and reviews comparative data from the Compensation Consultant and a number of third-party sources, including proxy statements, publicly available information and surveys by consulting firms.
          The Committee uses external competitive benchmarks that it believes support the guiding principles outlined above for each element of compensation. For 2008, the market for assessing compensation was defined as companies with revenue comparable to ours (revenues of approximately $1 billion — $6 billion), publicly traded, headquartered in the U.S., and engaged in one or more manufacturing sectors (the “Comparator Group”). The Committee identified these companies as our Comparator Group based upon the analysis and recommendations of the Compensation Consultant. The Comparator Group consisted of business competitors, similarly structured broadly diversified organizations, and competitors for executive talent: American Standard, Inc., Amphenol Corporation, Cooper Industries LTD, Crane Company, Danaher Corporation, Donaldson Corporation, Inc., Dover Corporation, Eaton Corporation, Flowserve Corporation, Hubbell Inc., ITT Industries, Inc., Pall Corporation, Parker Hannifin Corporation, Rockwell Automation, Inc., A.O. Smith Corporation, SPX Corporation, Thomas & Betts Corporation.
2008 Compensation Program Elements
     For the fiscal year ended December 31, 2008, the principal components of compensation for Named Executive Officers were:
•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.

Base Salaries
          We provide Named Executive Officers and other employees with a fixed salary. Focusing on the market value of each job, the Committee’s goal is to target the 50th percentile (the “Midpoint”) of the Comparator Group for executives’ base salary ranges based on available market data. Market data include published survey data and proxy statement data for our Comparator Group. The Committee establishes each Named Executive Officer’s salary within a range of 20% of the Midpoint. Differences in base salaries among the Named Executive Officers and the extent to which a Named Executive Officer’s base salary is set at a level other than the Midpoint are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance. For each Named Executive Officer, the Committee determined 2008 base salaries in accordance with the Committee’s Midpoint-based guideline.
Annual Incentive Compensation Plan
          To achieve the objective of providing competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Committee. We pay cash incentive compensation under one of two annual incentive plans, the Executive Officer Performance Plan (“EOPP”) and the Management Incentive Plan (“MIP”). The Committee has the sole discretion to determine in which plan eligible employees participate. Whereas the terms of the MIP permit the Committee to increase or decrease executives’ formula-derived incentive compensation, the Committee has no discretion to increase formula-derived incentive compensation under the EOPP. For 2008, the only participants in the EOPP were the executive officers.
          For each EOPP participant, the Committee determined a percentage of that executive’s base salary as a targeted level of incentive compensation opportunity, based on the Committee’s review of the Compensation Consultant’s recommendations, relevant survey data and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Differences in target levels of incentive compensation opportunity among the Named Executive Officers are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility and experience. An executive’s base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which he or she is eligible. The Committee determined incentive compensation targets in 2008 for all Named Executive Officers. These incentive compensation targets were as follows:

	Target as a
	Percent of Salary	Target in Dollars
Randall J. Hogan	150%	$1,505,400
John L. Stauch	80%	363,200
Michael V. Schrock	100%	535,000
Frederick S. Koury	60%	232,800
Louis L. Ainsworth	60%	229,200
          Actual incentive compensation awarded to each Named Executive Officer may range from 0 to 2 times the target, depending on actual company and individual performance, as described below. The Committee approves business goals (described below) for each year and sets each executive’s incentive compensation opportunity so that if we attain our annual performance goals, annual cash incentive levels will be between the 50th and 75th percentiles of our Comparator Group. If we attain superior performance levels, cash incentive compensation will exceed the 75th percentile of the Comparator Group; if we do not attain any of the targeted performance goals, cash incentive compensation will be between zero and the 50th percentile of our Comparator Group.

          To establish the performance measures and related targets applied to EOPP payments for the Named Executive Officers, the Committee examined goals that were recommended by the Chief Executive Officer, after consultation with the Chief Financial Officer and certain other executive officers, and that were based solely on objectively determinable financial performance measures. The Committee then assessed these recommendations in light of comparable data of the Comparator Group and relevant survey data. In February 2008, the Committee established the performance goals for 2008 for both the EOPP and the more broadly-based MIP, which the Board then ratified. The EOPP performance goals, which applied to all Named Executive Officers, consisted of four quantitative measures:
•	Sales performance, which means revenue obtained from net sales to third parties. For all Named Executive Officers, the 2008 sales performance target was $3.4 billion.

•	Free cash flow, which means cash from operating activities less capital expenditures, including both continuing and discontinued operations, plus proceeds from sale of property and equipment. For all Named Executive Officers, the 2008 free cash flow performance target was $235 million.

•	Operating income, which means the excess of revenues over expenses for normal operating activities. For all Named Executive Officers, the 2008 operating income target was $426 million.

•	Earnings before interest, depreciation and amortization (“EBITDA”). For all Named Executive Officers, the 2008 EBITDA target was $469 million.
          To provide an added performance incentive, the Committee determined that the amount of incentive compensation related to each performance measure other than EBITDA would be scaled according to the amount by which the measure exceeded or fell short of the target. The Committee also determined that the target measures for free cash flow and operating income should also have a threshold level below which no incentive compensation would be earned. In the case of the free cash flow and operating income performance measures, the amount of incentive compensation for each target measure was scaled from 0.75 (at the threshold) to 2.0 times (at the maximum) the measure according to a formula that was based solely on our corporate performance and was not subject to adjustment or discretion.
          In the case of EBITDA, the Committee determined that attainment of this performance goal alone would not trigger an incentive compensation award. If the EBITDA target were not attained, no award would be made at all for this performance goal. However, if the EBITDA target was attained, the Committee retained the discretion to reduce, but not to increase, the amount of any award to a Named Executive Officer, based upon a strategy deployment factor (“SDF”). The SDF factor measures an individual executive’s performance against expectations in the attainment of corporate strategic goals set by the Board. The SDF factor is determined by the Committee for each Named Executive Officer based on its assessment of individual performance following consultation with the Chief Executive Officer.
          The Committee determined that, for 2008, the performance measures applied to EOPP payments for all Named Executive Officers were to be weighted as follows: sales performance: 10%; free cash flow: 25%; operating income: 50%; and EBITDA: 15%. The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as noted above.
          We pay EOPP awards in cash following the final audit of the year’s performance and the approval of the Committee and the Board. In February 2009, the Committee certified corporate performance against 2008 goals. For 2008, for all Named Executive Officers, the measure for sales performance was below target, the measure for EBITDA exceeded its target amount, and the measures for free cash flow and operating income fell below their respective threshold amounts. The Committee approved a portion of the EOPP award based upon sales performance at the level achieved.
          The Committee then reviewed the Chief Executive Officer’s assessment of each individual Named Executive Officer’s performance against expectations established for that officer. The Committee applied an SDF factor to the potential incentive compensation amount for this goal for each Named Executive Officer. The Committee also determined that the individual performance of each Named Executive Officer in 2008 met or exceeded expectations.
          The Committee granted EOPP awards to the Named Executive Officers, based on their respective SDF factors set by the Committee. This element of their incentive compensation, plus the portion of the EOPP award attributable to the sales performance measure, resulted in awards reflected in the Summary Compensation Table, column (g) “Non-Equity Incentive Plan Compensation,” on page 26.

          Because sales performance and free cash flow were adversely impacted by several discretionary actions we took during 2008 after discussion and approval by the Board, the Committee considered adjustments in the results for sales performance and free cash flow. These adjustments reflect the impact of Board-approved acquisitions, divestitures, and other non-recurring and unusual items, that have traditionally been taken into account in the annual MIP bonus calculations for our broader management team. These adjustments had not been contemplated at the time performance goals were set in February 2008. Following a detailed review of each item, the Committee approved these adjustments for purposes of measuring performance for our MIP for management other than EOPP participants.
          The Committee then evaluated the calculated bonuses that Named Executive Officers would have earned under the EOPP if the recommended adjustments had been made under the EOPP as well. Based on this review, the Committee approved grants of restricted shares for the EOPP participants, including the Named Executive Officers, in an amount equal to the incremental difference between (1) the bonuses that would have been earned under the EOPP if the recommended adjustments had been made under the EOPP, and (2) the approved EOPP awards without taking into account the recommended adjustments. These awards were granted on March 3, 2009, and valued at the closing stock price on that date, and they will vest one-half on the first anniversary, and one-quarter on the second and third anniversaries, of the date of grant. The number of restricted shares granted to each of the Named Executive Officers was as follows: Mr. Hogan — 19,594 shares, Mr. Stauch — 4,727 shares, Mr. Schrock — 6,963 shares, Mr. Koury — 3,030 shares, and Mr. Ainsworth — 2,983 shares.
2008 Long-term Incentive Compensation
          The Committee emphasizes executive compensation that is tied to building and sustaining our company’s value through stock performance over time. We provide long-term compensation to our executives to further the objectives of:
•	motivating and rewarding executives through share price appreciation;

•	encouraging innovation and growth;

•	aligning management and shareholder interests; and

•	attracting and retaining key executive talent.
          In keeping with this philosophy, the Committee awards participants with grants of long-term incentive compensation having a value falling between the 50th and 75th percentiles of competitive compensation programs, based on the Committee’s assessment of both published survey data and data from our Comparator Group. If we build and sustain long-term shareholder value through superior performance, ongoing long-term incentive values may exceed the 75th percentile of our Comparator Group.
          In 2008, the Committee awarded long-term incentive compensation in the form of stock options and restricted shares granted under the Pentair, Inc. Omnibus Stock Incentive Plan (the “2004 OSIP”). As it does each year, the Committee used benchmark data (including compensation surveys, Comparator Group information and other data provided by the Compensation Consultant) to set competitive target dollar award levels for each individual Named Executive Officer and for each position or grade level. Differences in target dollar award levels among the Named Executive Officers were decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance. Individual awards generally range between 80 and 120 percent of the target award level, with actual award amounts determined by the Committee based on its assessment of both the executive’s individual performance against his or her individual performance goals in the previous year and company performance in the previous year against our strategic plan.
          Awards to Named Executive Officers under the 2004 OSIP consisted of stock options and restricted shares and were delivered as a mix of approximately two-thirds of their total award value in stock options and one-third of their total award value in restricted shares. The Committee determined this mix based on market data provided by the Compensation Consultant for comparable positions and functions. The Committee determined the value of options using the Black-Scholes valuation method and determined the value of restricted shares using the average fair market value of our Common Stock during the month preceding the date on which the awards were determined.

          The stock options granted in 2008 vest one-third in each year on the first, second and third anniversary of the date of grant and expire ten years from the date of grant. The restricted shares granted in 2008 vest in one-half increments on the third and fourth anniversaries of the date of grant. The value of stock options and restricted shares granted to the Named Executive Officers in 2008 is reflected in the Grants of Plan-Based Awards Table on page 28. The value of restricted shares that vested for each Named Executive Officer in 2008 (reflecting grants made to them in 2004 and 2005) and the value of options exercised by each Named Executive Officer in 2008 are shown in the Option Exercises and Stock Vested Table on page 31.
          The Committee reviewed and approved the 2008 grants of long-term incentive compensation for executive officers in December 2007. For all other recipients, in February 2008, the Committee reviewed and approved grants that were effective on March 3, 2008. The Committee reviews and approves all equity awards to newly hired or promoted executives at regular meetings throughout the year. As a rule, the Committee grants awards to newly hired or promoted executives that are effective the earlier of the 15th day of the month following the date of hire or promotion or the 15th day of the month following the date of the Committee meeting at which the grant is approved. The Committee has also given the Committee Chair and the Chief Executive Officer discretion to grant equity awards to newly hired or promoted executives as required throughout the year, within the guidelines of the long-term incentive plan. The Committee then ratifies these grants at its next meeting. All options are granted at fair market value based on the closing stock price on the effective day of grant.
Changes in Compensation Program Mix for 2009
     The Committee believes that one of the strengths of our compensation program is its consistency; therefore, for 2009, the Committee has not changed our compensation philosophy or objectives as described on pages 12-14 above. In light of current economic and market conditions, however, the Committee did revise the mix of elements of the compensation program for the Named Executive Officers and the broader management team for 2009. After review of our short- and long-term incentive plans, our preliminary 2009 operating plan, our financial position and current market trends for executive compensation prepared by the Compensation Consultant, the Committee modified our compensation program from that in 2008 as follows:
•	to freeze base salaries at 2008 levels for the Named Executive Officers;

•	to reduce the equity-based portion of long-term incentive compensation; and

•	to establish a cash-settled performance unit as a part of long-term incentive compensation.
     The Committee believes that these changes will further management alignment with shareholder interests.
          Base Salaries
          The Committee undertook its annual review of base salaries for the Named Executive Officers and other management personnel, in accordance with its normal procedures. Following a market review by the Compensation Consultant, the Committee, with the Board’s concurrence, adopted the Chief Executive Officer’s recommendation to temporarily freeze base salaries for most upper management personnel, including all Named Executive Officers, at 2008 levels, pending the Committee’s future assessment of market and economic conditions.
          Annual Incentive Compensation
          The Committee also reviewed the Company’s cash incentive plans and approved performance measures and goals for 2009. The Committee determined that operating income and cash flow generation would be the two primary operating measures used to determine cash incentive compensation amounts in 2009. These measures correlate strongly with two primary corporate objectives: to improve the financial return from our businesses, and to strengthen our balance sheet through cash flow improvement and debt reduction. In addition, the Committee also approved an EBITDA target to be used with SDF factors in assessing individual performance for the year. The performance measures applicable to EOPP awards for 2009 for all Named Executive Officers will be weighted as follows: operating income 40%, cash flow 40% and EBITDA (SDF) 20%.

          No changes are being made in the administration of the EOPP, the setting of incentive compensation opportunity targets, the methodology for calculating actual incentive compensation payouts or the Committee’s procedures for reviewing and approving awards under the plan, as described above on pages 14-18.
          Long-term Incentive Compensation
          The Committee approved the elements and mix of long-term incentive compensation under the 2008 Pentair, Inc. Omnibus Stock Incentive Plan (the “2008 OSIP”) approved by our shareholders last year. The Committee granted all Named Executive Officers a mix of three components: stock options, restricted stock units and cash-settled performance units.
Stock options: The Committee determined that it would award ten-year stock options, with one third of the options vesting on each of the first, second and third anniversaries of the grant date, as in prior years, though the mix of stock options will be reduced for the 2009 grant from two-thirds of the long-term incentive award’s total value to 30%.
Restricted stock units: The Committee determined that it would grant restricted stock units rather than restricted shares in 2009. Consistent with past grants of restricted shares, restricted stock units will vest one-half on each of the third and fourth anniversaries of the grant date. Each restricted stock unit represents the right to receive one share of our Common Stock upon vesting and includes one dividend equivalent unit, which, upon vesting, entitles the holder to a cash payment equal to all cash dividends declared on a share of our Common Stock from the date of grant to the date of vesting. An executive officer may elect to defer receipt of restricted stock units and receipt of payments related to dividend equivalent units upon vesting under our Non-Qualified Deferred Compensation Plan. For the 2009 grant, restricted stock units will also constitute 30% of the long-term incentive award’s total value.
Cash-settled performance units: The Committee determined that it would also grant cash-settled performance units in 2009, in order to diversify the components of our long-term incentive compensation program, to reduce the number of shares and options granted under the 2008 OSIP and to tailor our long-term incentive compensation program to specific company performance goals. Each performance unit entitles the holder to a cash payment following the end of a three-year performance period, if we achieve specified company performance goals set forth in the 2008 OSIP. The performance goals are selected by the Committee at the beginning of the performance period. For 2009, the performance metric selected was achievement of an EBITDA target.
Depending on actual company performance over the annual performance period, a maximum of 125%, and a minimum of 0%, of one-third of the total cash-settled performance units will vest in each of the three one-year performance periods contingent upon also being employed by the company on the third anniversary of the grant date or having retired at or after age 60 with a minimum of ten years’ service. Eligible executive officers may elect to defer receipt of the cash payment under our Non-Qualified Deferred Compensation Plan. For the 2009 grant, cash-settled performance units will constitute 40% of the long-term incentive award’s total value.
Stock Ownership Guidelines
          The Committee and the Board have established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders and to further encourage long-term performance and growth. The Committee monitors our executives’ compliance with these stock ownership guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. For 2008, “stock ownership” included stock owned by the officer both directly and indirectly, the pro-rated portion of unvested restricted stock, and shares held in our employee stock ownership plan or our employee stock purchase plan. The Committee determined that, over a period of five years from appointment, key employees should accumulate and hold Common Stock equal to a multiple of base salary as follows:

Stock Ownership Guidelines
Executive Level	(as a multiple of salary)
Chief Executive Officer	5x base salary

President, Chief Operating Officer	3x base salary
Executive Vice President and Chief Financial Officer

Senior Vice President, Human Resources	2.5x base salary
Senior Vice President and General Counsel

Other key executives	2x base salary
Stock Ownership for the Currently-Serving Named Executive Officers as of December 31, 2008

	Share	12/31/08	Ownership	Meets
	Ownership	Market Value	Guideline	Guideline
Randall J. Hogan	506,221	$11,982,251	$5,018,000	Yes
John L. Stauch	15,013	355,358	1,362,000	No(1)
Michael V. Schrock	96,074	2,274,072	1,605,000	Yes
Frederick S. Koury	42,607	1,008,508	970,000	Yes
Louis L. Ainsworth	141,560	3,350,725	955,000	Yes

(1)	Mr. Stauch joined the Company on February 12, 2007, and will have five years from his appointment to meet the stock ownership requirement.
Retirement and Other Benefits
          The Named Executive Officers and other executives and employees participate in the Pentair, Inc. Pension Plan, the Pentair Retirement Savings and Stock Incentive Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan. We also provide other benefits such as medical, dental and life insurance and disability coverage to employees, including the Named Executive Officers. We aim to provide employee and executive benefits at levels that reflect competitive market levels at the 50th percentile of similar benefits given by our Comparator Group.
          The Pentair, Inc. Pension Plan, the Pentair Retirement Savings and Stock Incentive Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan were all amended in 2008 to comply with final regulations under Internal Revenue Code Section 409A. As a result of these amendments, benefits vested prior to January 1, 2005 are separated from benefits earned after January 1, 2005, and may offer different distribution or other options to participants as described below.
The Pentair, Inc. Pension Plan
          The Pentair, Inc. Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Participation in the Pension Plan is restricted to those Named Executive Officers and other employees who were hired on or before December 31, 2007. Benefits under the Pension Plan are based upon an employee’s years of service and highest average earnings in any five-year period during the ten-year period preceding the employee’s retirement (or, in the case of an employee with more than five years but less than ten years of service, during any five-year period preceding the employee’s retirement). No additional benefits may be earned under the Pension Plan after December 31, 2017. Benefits under the Pension Plan are payable after retirement in the form of an annuity.
          Compensation covered by the Pension Plan for the Named Executive Officers equals the amounts set forth in the “Salary” column of the Summary Compensation Table on page 26 and 2007 incentive compensation paid in March 2008 set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 26. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2008, the annual limitation was $230,000.

          Benefits under the Pension Plan are calculated as an annuity equal to the sum of:
•	1.0 percent of the participant’s highest final average earnings multiplied by years of service; and

•	0.5 percent of such earnings in excess of Primary Social Security compensation.
          Years of service under these formulas cannot exceed 35. Contributions to the Pension Plan are made entirely by us and are paid into a trust fund from which the benefits for all participants will be paid.
The Pentair Supplemental Executive Retirement and Restoration Plan
          The Pentair Supplemental Executive Retirement Plan (“SERP”) and the Pentair Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans for all executive officers and other key executives selected by the Committee. Benefits under these two Plans vest upon the completion of five years of benefit service (all service following initial participation). These Plans are combined for all administrative, accounting and other purposes. The Named Executive Officers all participate in the SERP and the Restoration Plan. Each Named Executive Officer other than Mr. Stauch is fully vested in these Plans.
          Benefits under the SERP are based upon the number of an employee’s years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Benefits vested as of December 31, 2004, are payable after retirement in the form of either a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004, are payable after retirement in the form of a 15-year certain annuity. Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the 2008 “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 26.
          Benefits under the SERP are calculated as:
•	final average compensation as defined above; multiplied by

•	benefit service percentage, which equals 15% multiplied by years of benefit service.
          As discussed above, the Pension Plan limits retirement benefits for compensation earned in excess of the annual limitation imposed by Internal Revenue Code Section 401(a)(17), which was $230,000 in 2008. The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of this annual limitation. Only executive officers and key executives hired on or before December 31, 2007 are eligible to participate in the Restoration Plan.
          The only participants in the Restoration Plan are those executive officers and other selected key leaders who participate in the SERP. Restoration Plan benefits are combined and administered with those payable under the SERP and are paid in the same manner and at the same time.
          Benefits under the Restoration Plan are calculated as:
•	final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by

•	earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4%
25-34	5.5%
35-44	7%
45-54	9%
55 or over	12%

The benefit percentages calculated above are added and the resulting percentage is multiplied by the covered compensation amount. Benefits vested as of December 31, 2004 are payable after retirement in the form of a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004 are payable after retirement in the form of a 15-year certain annuity. No additional benefits may be earned under the Restoration Plan after December 31, 2017.
          The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the Pension Benefits table on page 31.
The Pentair Retirement Savings and Stock Incentive Plan
          The Pentair Retirement Savings and Stock Incentive Plan (“RSIP/ESOP Plan”) is a tax-qualified 401(k) retirement savings plan, with a companion Employee Stock Ownership Plan (“ESOP”) component. Participating employees may contribute up to 50 percent of base salary and incentive compensation on a before-tax basis and 15 percent of compensation on an after-tax basis, into their 401(k) plan (“RSIP”). We match an amount equal to one dollar for each dollar contributed to the RSIP by participating employees on the first one percent, and 50 cents for each dollar contributed to the RSIP by participating employees on the next five percent, of their regular earnings. In addition, after the first year of employment, we contribute to the ESOP an amount equal to 1 1/2 % of cash compensation (salary and incentive compensation) for each participant in the RSIP, to incent employees to make contributions to our retirement plan. The RSIP/ESOP Plan limits the amount of cash compensation considered for contribution purposes to the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $230,000 in 2008.
          Participants in the RSIP/ESOP Plan are allowed to invest their account balances in a number of possible mutual fund investments. Our Common Stock is not a permitted investment choice under the RSIP. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan. We make ESOP contributions in our Common Stock. However, participants may sell and immediately reinvest stock contributions within the RSIP/ESOP Plan in other investment vehicles offered under the RSIP/ESOP Plan.
          Amounts deferred, if any, under the Pentair RSIP/ESOP Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 26. Pentair matching contributions allocated to the Named Executive Officers under the RSIP/ESOP Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
Medical, Dental, Life Insurance and Disability Coverage
          Employee benefits such as medical, dental, life insurance and disability coverage are available to all U.S.-based participants through our active employee plans. In addition to these benefits to active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $2,000,000) in life insurance, and up to $10,000 per month in long-term disability coverage. The cost of the active employee benefits in 2008 for the Named Executive Officers was as follows:

Cost of
Officer	Benefits
Randall J. Hogan	$13,394
John L. Stauch	$13,359
Michael V. Schrock	$12,971
Frederick S. Koury	$12,497
Louis L. Ainsworth	$9,491
The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all of our U.S. salaried employees.

Other Paid Time-Off Benefits
          We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.
Deferred Compensation
          We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a median annual salary of $111,900 in 2008. This plan permits executives to defer up to 25% of their base salary and 100% of their annual cash incentive compensation. We make contributions to the Sidekick Plan on behalf of participants similar to our contributions under the RSIP/ESOP Plan with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $230,000 in 2008, but below the Sidekick Plan’s compensation limit of $700,000.
          Participants in the Sidekick Plan are allowed to invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan, and our Common Stock is not a permitted investment choice under the Plan.
          Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 26. Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
Perquisites and Other Personal Benefits
          We provide Named Executive Officers with a perquisite program (the “Flex Perq Program”) under which the Named Executive Officers receive a cash perquisite allowance in an amount that the Committee believes is customary, reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews market data provided by the Compensation Consultant to assess the levels of perquisites provided to Named Executive Officers.
          For 2008, the total aggregate annual allowance under the Flex Perq Program was $35,000 for the Chief Executive Officer and the President and Chief Operating Officer, and $30,000 for all other participants. In addition to the allowance provided under the Flex Perq Program, we provided reimbursement for an annual executive physical and related expenses for the Chief Executive Officer.
          These amounts are included in the Summary Compensation Table, in the column labeled “All Other Compensation,” on page 26 and are set forth in more detail in footnote 5 to that table.
Severance and Change-in-Control Benefits
          We provide severance and change-in-control benefits to selected executives to provide for continuity of management upon a threatened or completed change in control. These benefits are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern. We believe that the security that these benefits provide helps our key executives to remain focused on our on-going business and reduces the key executive’s concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and its shareholders due to the economic security afforded by these benefits.
          We provide the following severance and change-in-control benefits:
•	We have entered into agreements with our key corporate executives and other key leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control.

•	The EOPP and the MIP each provide that, upon a change in control, each EOPP or MIP participant is entitled to receive any outstanding and unpaid award for the year before the change of control as well as an award for the then-current year calculated on the basis of the executive’s base salary immediately before the change of control and assuming that the year’s EOPP or MIP targets have been attained.

•	The 2004 OSIP and the 2008 OSIP provide that, upon a change in control, all outstanding options granted under such plans that are unvested become fully vested.

•	The 2004 OSIP and the 2008 OSIP provide that, upon a change in control, all restrictions applicable to outstanding shares of restricted stock granted under such plans shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within 10 days of the date of the change of control.

•	The 2008 OSIP provides that, upon a change in control, all restrictions applicable to outstanding restricted stock units and dividend equivalent units granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such dividend equivalent units shall be paid to the executive within 10 days of the date of the change of control.

•	The 2008 OSIP provides that, upon a change in control, all cash-settled performance units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control.

•	Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers at the discretion of the Committee.
          We explain these benefits more fully under “Potential Payments Upon Termination Or Change In Control” on page 33.
Retention Agreements
          We entered into a Confidentiality and Non-Competition Agreement dated as of January 6, 2005, with Michael Schrock, our President and Chief Operating Officer. The Confidentiality and Non- Competition Agreement requires Mr. Schrock to devote his full-time and energy to furthering our business and prohibits Mr. Schrock, during or after his term of employment, from disclosing or using, for his own benefit or the benefit of another party, confidential information that he may learn or acquire during his employment. The Confidentiality and Non-Competition Agreement also contains a covenant against competition by Mr. Schrock for two years following his last day of employment with us. It does not contain severance provisions.
Impact of Tax Considerations
          Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements, including periodic shareholder approval of the benefit plans under which we pay such performance-based compensation. Annual cash incentive compensation generally is performance-based compensation meeting those requirements and, as such, is fully deductible. If our shareholders approve Proposal 2 concerning the deductibility of payments under our Executive Officer Performance Plan, we may continue to fully deduct incentive compensation awards paid under the objective performance criteria established under the EOPP as we have done in the past. If our shareholders fail to approve Proposal 2, we may be unable to deduct incentive compensation awards paid under the EOPP.
          The Committee also considers the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Internal Revenue Code, and attempts to structure compensation in a tax-efficient manner, both for the Named Executive Officers and for our company. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008.
THE COMPENSATION COMMITTEE:
David A. Jones, Chair
Glynis A. Bryan
T. Michael Glenn
Charles A. Haggerty
William T. Monahan

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
          The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2006, 2007 and 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)	($)	($)(1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Randall J. Hogan	2008	1,003,600	0	2,076,214	2,520,539	525,155	566,922	203,771	6,896,201
Chairman and Chief	2007	965,000	0	2,072,484	3,557,378	1,814,876	643,468	200,209	9,253,415
Executive Officer	2006	945,000	0	2,141,325	2,385,230	510,584	576,423	237,275	6,795,837

John L. Stauch	2008	454,000	0	339,233	891,524	130,207	139,651	67,339	2,021,954
Executive Vice	2007	382,865	0	156,740	626,548	384,029	207,697	47,978	1,805,857
President and Chief Financial Officer

Michael V. Schrock	2008	535,000	0	1,323,562	1,143,342	171,735	237,198	147,366	3,558,203
President and Chief	2007	517,000	0	1,390,452	1,174,749	648,214	321,697	141,004	4,193,116
Operating Officer	2006	444,034	0	992,776	716,669	247,333	350,682	173,712	2,925,206

Frederick S. Koury	2008	388,000	0	297,535	524,677	83,459	124,626	73,988	1,492,285
Senior Vice	2007	371,171	0	301,428	525,039	279,225	108,042	87,175	1,672,080
President, Human Resources

Louis L. Ainsworth	2008	382,000	0	290,530	435,093	82,168	172,066	69,082	1,430,939
Senior Vice	2007	363,693	0	403,667	777,254	262,688	152,166	73,930	2,033,398
President, General	2006	363,693	0	435,665	760,778	78,601	186,069	124,503	1,949,309
Counsel and Secretary

(1)	The amounts in column (e) reflect that portion of the dollar amount of awards of restricted shares that we recognized for financial statement reporting purposes in accordance with SFAS No. 123(R)(revised 2004) Share Based Payment (“FAS 123(R)”) for the fiscal year ended December 31, 2008 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (e) may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(2)	The amounts in column (f) reflect that portion of the dollar amount of awards of stock options that we recognized for financial statement reporting purposes in accordance with FAS 123(R) for the fiscal year ended December 31, 2008 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (f) may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(3)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to awards under the EOPP in 2008 which were determined by the Committee at its February 23, 2009 meeting and, to the extent not deferred by the executive, paid shortly thereafter.

(4)	The amounts in column (h) reflect the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	The table below shows the components of column (i), which include perquisites and other personal benefits; the company match under the Sidekick Plan, RSIP/ESOP Plan and the Employee Stock Purchase Plan; company-paid life insurance premiums; and dividends on restricted stock awards:

	(i)	(ii)	(iii)	(iv)	(v)	(vi)
				Matches
	Perquisites	Other	Matches	under the
	under the	Perquisites	under Defined	Employee	Life	Dividends on
	Flex Perq	and Personal	Contribution	Stock	Insurance	Restricted
	Program	Benefits	Plans	Purchase Plan	Premiums	Stock Awards
Name	($)(a)	($)	($)	($)	($)	($)
Mr. Hogan (b)	35,000	5,180	28,425	0	2,147	133,019
Mr. Stauch	30,000	0	11,422	825	1,462	23,630
Mr. Schrock	35,000	0	28,387	2,250	1,724	80,005
Mr. Koury	30,000	0	19,578	2,250	1,250	20,910
Mr. Ainsworth	30,000	0	18,992	0	1,230	18,860

(a)	The amount shown in column (i) for each individual reflects amounts paid to or for the benefit of each Named Executive Officer under the Flex Perq Program, which is designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits.

(b)	The amount shown in column (ii) for Mr. Hogan includes reimbursement for costs associated with an annual executive physical and related expenses.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts
			Under			Estimated Future Payouts
			Non- Equity Incentive Plan			Under Equity Incentive
			Awards (2)			Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
									All
									Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
									Number	Number of	or Base	Fair Value
		Compensation							of Shares	Securities	Price of	of Stock
		Committee							of Stock	Underlying	Option	and Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)(4)	($/sh)	($)(5)
Randall J. Hogan	1/2/2008	12/11/2007							47,250			1,615,005
	1/2/2008	12/11/2007								333,250	34.18	2,499,908
	N/A	N/A	846,788	1,505,400	3,010,800

John L. Stauch	1/2/2008	12/11/2007							16,000			546,880
	1/2/2008	12/11/2007								112,500	34.18	843,930
	N/A	N/A	204,300	363,200	726,400

Michael V. Schrock	1/2/2008	12/11/2007							19,000			649,420
	1/2/2008	12/11/2007								134,000	34.18	1,005,214
	N/A	N/A	300,938	535,000	1,070,000

Frederick S. Koury	1/2/2008	12/11/2007							10,000			341,800
	1/2/2008	12/11/2007								70,000	34.18	525,112
	N/A	N/A	130,950	232,800	465,600

Louis L. Ainsworth	1/2/2008	12/11/2007							8,500			290,530
	1/2/2008	12/11/2007								58,000	34.18	435,093
	N/A	N/A	128,925	229,200	458,400

(1)	The Compensation Committee practices for granting options and restricted stock, including the timing of all grants and approvals therefor, are described under the captions “2008 Long-Term Incentive Compensation” on page 17 and “Long-Term Incentive Compensation” on page 19.

(2)	The amounts shown in column (d) reflect the total of the threshold payment levels for each element under our Executive Officer Performance Plan (EOPP) which is 56.25% of the target amount shown in column (e). The amount shown in column (f) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(3)	The amounts shown in column (j) reflect the number of shares of restricted stock granted to each Named Executive Officer.

(4)	The amounts shown in column (k) reflect the number of options to purchase Common Stock granted to each Named Executive Officer.

(5)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock and stock options calculated in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards						Stock Awards
										Equity
									Equity	incentive
				Equity					incentive	plan
				incentive					plan	awards:
				plan					awards:	Market
				awards:			Number		Number	or payout
		Number of		Number of			of	Market	of	value of
	Number of	securities		securities			shares	value of	unearned	unearned
	securities	underlying		underlying			of stock	shares of	shares	shares
	underlying	options		unexercised	Option		that have	stock that	that have	that have
	options	granted		unearned	exercise	Option	not been	have not	not	not
	(#)	(#)		options	price	expiration	vested	vested	vested	vested
Name	Exercisable	Unexercisable		(#)	($)(1)	date	(#)(2)	($)(3)	(#)	($)
Randall J. Hogan							195,218	$4,620,810
	238,000	—			$11.3750	1/2/2011
	291,000	—			$18.1485	1/2/2012
	6,988	—			$16.2735	1/2/2011
	300,000	—			$22.8800	1/2/2014
	36,680	—			$31.0100	1/2/2011
	47,007	—			$40.8000	1/3/2010
	275,000	—			$40.9500	1/6/2015
	133,333	66,667	(5)		$34.2800	1/3/2016
	106,591	213,184	(4)		$30.0500	1/3/2017
	115,624	—			$35.9900	1/2/2013
	—	333,250	(6)		$34.1800	1/2/2018

John L. Stauch							34,750	$822,533
	4,166	8,334	(7)		$31.5600	3/1/2017
	40,333	80,667	(8)		$33.0100	2/15/2017
		112,500	(6)		$34.1800	1/2/2018

Michael V. Schrock							117,378	$2,778,337
	73,602	—			$22.8800	1/2/2014
	11,690	—			$26.2650	1/2/2011
	10,023	—			$32.4900	1/3/2010
	16,991	—			$32.4900	10/22/2011
	60,000	—			$40.9500	1/6/2015
	6,662	—			$41.4300	10/22/2011
	29,786	—			$41.4300	1/2/2012
	17,991	—			$41.4300	1/2/2013
	7,951	—			$41.4300	1/2/2014
	45,333	22,667	(5)		$34.2800	1/3/2016
	36,666	73,334	(4)		$30.0500	1/3/2017
	10,132	—			$36.7800	1/2/2013
	—	134,000	(6)		$34.1800	1/2/2018

Frederick S. Koury							30,750	$727,853
	40,000	—			$20.5350	9/9/2013
	70,000	—			$22.8800	1/2/2014
	50,000	—			$40.9500	1/6/2015
	33,333	16,667	(5)		$34.2800	1/3/2016
	21,666	43,334	(4)		$30.0500	1/3/2017
	—	70,000	(6)		$34.1800	1/2/2018

Louis L. Ainsworth							27,634	$654,097
	3,410	—			$18.1485	1/2/2012
	6,988	—			$16.2735	1/2/2011
	1,254	—			$21.7650	1/2/2011
	70,000	—			$22.8800	1/2/2014

	Option Awards					Stock Awards
									Equity
								Equity	incentive
			Equity					incentive	plan
			incentive					plan	awards:
			plan					awards:	Market
			awards:			Number		Number	or payout
		Number of	Number of			of	Market	of	value of
	Number of	securities	securities			shares	value of	unearned	unearned
	securities	underlying	underlying			of stock	shares of	shares	shares
	underlying	options	unexercised	Option		that have	stock that	that have	that have
	options	granted	unearned	exercise	Option	not been	have not	not	not
	(#)	(#)	options	price	expiration	vested	vested	vested	vested
Name	Exercisable	Unexercisable	(#)	($)(1)	date	(#)(2)	($)(3)	(#)	($)
	1,272	—		$27.4850	1/2/2011
	9,727	—		$33.9700	1/3/2010
	8,751	—		$40.8000	1/3/2010
	50,000	—		$40.9500	1/6/2015
	5,476	—		$41.4400	1/2/2011
	1,775	—		$44.8200	1/2/2011
	4,674	—		$35.4500	1/2/2011
	9,705	—		$37.4000	1/2/2012
	33,333	16,667 (5)		$34.2800	1/3/2016
	5,748	—		$38.6600	1/2/2012
	5,374	—		$41.3500	1/2/2012
	16,666	33,334 (4)		$30.0500	1/3/2017
	22,465	—		$35.7700	1/2/2013
	—	58,000 (6)		$34.1800	1/2/2018

(1)	The exercise price for all stock option grants is the fair market value of our Common Stock on the date of grant.

(2)	With respect to 61,275 shares of the total restricted stock awards of Mr. Schrock, 100% of the restrictions lapse on the fifth anniversary of the grant date. For all other restricted stock awards, the restrictions with respect to 50% of the shares will lapse on the third anniversary of the grant date and the restrictions on the remaining 50% of the shares will lapse on the fourth anniversary of the grant date.

(3)	The amounts in this column were calculated by multiplying the closing market price of our Common Stock on December 31, 2008 (the last day of our most recently completed fiscal year) of $23.67 by the number of unvested shares.

(4)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2007.

(5)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2006.

(6)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2008.

(7)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, March 1, 2007.

(8)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, February 15, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE
     The following table shows a summary of the stock options exercised by the Named Executive Officers in 2008 and the restricted stock vested for the Named Executive Officers during 2008.

	Option awards		Stock awards
	Number
	of shares	Value	Number of
	acquired	realized	Shares	Value
	on	on	Acquired	realized on
	exercise	exercise	on Vesting	vesting
Name	(#)	($) (1)	(#)	($)(2)
Randall J. Hogan	50,000	$770,325	73,305	$2,476,454
John L. Stauch	0	0	0	0
Michael V. Schrock	15,000	259,913	17,103	577,543
Frederick S. Koury	0	0	10,750	363,085
Louis L. Ainsworth	32,100	549,353	11,158	377,002

(1)	Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our Common Stock on the exercise date and the exercise price of options.

(2)	Reflects the amount calculated by multiplying the number of shares vested by the market price of our Common Stock on the vesting date.
PENSION BENEFITS
     Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2008 for each of the Named Executive Officers under the Pentair, Inc. Pension Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan, which are described in detail in the Compensation Discussion and Analysis beginning on page 12 above. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

		Number of	Present	Payments
		years	value of	during
		credited	accumulated	last fiscal
Name	Plan name	service (#)	benefit ($)(1)	year ($)
Randall J. Hogan	Pentair, Inc. Pension Plan	11	155,904	0
	Pentair, Inc. Supplemental Executive Retirement Plan	11	6,158,760	0
John L. Stauch	Pentair, Inc. Pension Plan	2	16,204	0
	Pentair, Inc. Supplemental Executive Retirement Plan	2	331,145	0
Michael V. Schrock	Pentair, Inc. Pension Plan	11	184,107	0
	Pentair, Inc. Supplemental Executive Retirement Plan	10	2,056,171	0
Frederick S. Koury	Pentair, Inc. Pension Plan	5	50,517	0
	Pentair, Inc. Supplemental Executive Retirement Plan	5	655,681	0
Louis L. Ainsworth	Pentair, Inc. Pension Plan	12	290,057	0
	Pentair, Inc. Supplemental Executive Retirement Plan	12	1,590,904	0

(1)	The Supplemental Executive Retirement Plan Benefits, which include amounts under the Restoration Plan, are payable following retirement at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:
•	Pension Plan present values were based on the accrued benefit payable at age 65 and were calculated as of December 31, 2008.

•	Present values for the Pension Plan are based on a life-only annuity. Present values for the Supplemental Executive Retirement Plan are based on a 180-month-certain only annuity.

•	The present value of Pension Plan benefits as of December 31, 2008 was calculated assuming a 6.5% interest rate and the male and female RP2000 mortality table, projected 15 years.

•	The present value of Supplemental Executive Retirement Plan benefits as of December 31, 2008 was calculated assuming a 6.5% interest rate.
     The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.
NONQUALIFIED DEFERRED COMPENSATION TABLE
     The following table sets forth the contributions, earnings, distributions and year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Deferred Compensation” on page 23. Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP/ESOP Plan (including our matching contributions) for cash compensation above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $230,000 in 2008. Because the Internal Revenue Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17). We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17), but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, “Covered Sidekick Compensation”).

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings/(Loss)	Withdrawals/	December 31,
	2008	2008	in 2008	Distributions	2008
Name	($)	($)	($)	($)	($)
Randall J. Hogan	51,045	19,000	(805,542)	0	1,470,806
John L. Stauch	124,853	5,672	(37,544)	0	109,196
Michael V. Schrock	34,074	19,000	(228,715)	0	965,950
Frederick S. Koury	126,429	10,222	(284,334)	0	399,851
Louis L. Ainsworth	87,143	11,017	(443,852)	0	942,825
     The amounts set forth in the column “Executive Contributions in 2008” reflect the amount of cash compensation each Named Executive Officer deferred in 2008 under the Sidekick Plan.
     The amounts set forth in the column “Registrant Contributions in 2008” are the totals of contributions we made in 2008 under the Sidekick Plan for the account of each Named Executive Officer. These amounts, in addition to contributions we made under the RSIP/ESOP Plan, are included in the Summary Compensation Table on page 26 in the column labeled “All Other Compensation.” The contributions we made are derived from some or all of the following sources:
•	Matching contributions equal to one dollar for each dollar contributed up to one percent of Covered Sidekick Compensation, and 50 cents for each incremental dollar contributed up to six percent, deferred in 2007 by each Named Executive Officer; we normally make these contributions one year in arrears.

•	A discretionary contribution of up to 1 1/2 % of Covered Sidekick Compensation earned in 2007 for each Named Executive Officer; we normally make these contributions one year in arrears.

     The amounts set forth in the column “Aggregate Earnings in 2008” reflect the amount of investment earnings realized by each Named Executive Officer on the mutual fund investments chosen that are offered to participants in our RSIP/ESOP Plan and Sidekick Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     Except for the following items, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; such payments or benefits (other than following a change in control) would be in the discretion of the Compensation Committee.
•	Restricted stock vesting: Restriction periods on grants of restricted stock under the 2004 OSIP automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55. Restriction periods on grants of restricted stock under the 2008 OSIP automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 60. The value of such restricted stock is reflected in the “Outstanding Equity Awards at December 31, 2008” table above. As of December 31, 2008, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 55.

•	Stock option vesting: Upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55, unvested options granted under the 2004 OSIP continue to vest according to the schedule in effect prior to retirement and, once vested, remain exercisable until the earlier of the expiration or the five-year anniversary of the Named Executive Officer’s retirement date. Upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 60, unvested options granted under the 2008 OSIP continue to vest according to the schedule in effect prior to retirement and, once vested, remain exercisable until the earlier of the expiration or the five-year anniversary of the Named Executive Officer’s retirement date. All such options are reflected in the “Stock Option Vesting” column of the table under the heading “Quantification of Compensation Payable upon Change in Control” below. As of December 31, 2008, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 55.

•	Restricted stock unit vesting: Restriction periods on grants of restricted stock units under the 2008 OSIP automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 60. As of December 31, 2008, no restricted stock units have been granted. As of December 31, 2008, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 60.

•	Cash-settled performance unit vesting: Restriction periods on grants of cash-settled performance units granted under the 2008 OSIP automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 60. As of December 31, 2008, no cash-settled performance units have been granted. As of December 31, 2008, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 60.

•	Certain benefits upon a change in control described under the heading “Change in Control Agreements” below.
Change in Control Agreements
     We have entered into agreements with certain key corporate executives and business division leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason, then the executive officer is entitled to certain severance payments.
Under these agreements, a “change in control” is deemed to have occurred if:
•	any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of Common Stock or combined voting power;

•	a majority of our board of directors changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

•	we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•	we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.
Under these agreements, the term “cause” means:
•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony; or

•	continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.
Under these agreements, the term “good reason” means:
•	a breach of the agreement by us;

•	any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

•	an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

•	a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of notice thereof(1);

•	relocation of an officer’s principal place of employment to a location more than 35 miles from his or her principal place of employment on the date 180 days prior to the change in control;

•	imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he was required to travel during the 180-day period prior to the change in control;

•	our failure to cause a successor to assume an officer’s agreement; or

•	only in the case of the Chief Executive Officer, a voluntary termination for any reason within 30 days following the first anniversary of any change of control.

(1) This provision applies to the agreements of all Named Executive Officers other than John L. Stauch.
The benefits under these agreements include:
•	upon any change in control:
•	incentive compensation awards for the year in question to be paid at target under the MIP or, in the case of the Named Executive Officers, under the EOPP(2);

•	immediate vesting of all unvested stock options and termination of all restrictions on shares issued under the 2004 OSIP or 2008 OSIP, without regard to either plan’s forfeiture provisions(2); and

•	reimbursement of any excise taxes triggered by payments to the executive and any additional taxes on this reimbursement.

(2) Benefits pursuant to these compensation plans are also applicable to all other participants.

•	upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control:
•	severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer) or 250% (for the other Named Executive Officers) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year;

•	replacement coverage for company-provided group medical, dental and life insurance policies for up to three years;

•	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•	the accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of services can be credited, up to a maximum of seven years of service.

•	up to $15,000 in fees and expenses of consultants and legal or accounting advisors.
     In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.
Change in Control Provisions of Incentive Plans
     The EOPP also contains provisions that apply in the event of a change in control. For the year in which a change in control occurs, awards for such year are determined by using the participants’ annual base salary as in effect immediately before the change in control and by assuming the performance goals for that year have been attained at target levels. Such awards must be paid to the participant within 10 days of the change in control. In addition, certain requirements are modified or eliminated, including the requirement that a participant remain employed through the end of the applicable incentive period, completion of an annual audit, review and approval by the Compensation Committee. The EOPP also includes a provision that eliminates the Compensation Committee’s discretion to reduce awards.
The 2004 OSIP provides that, upon a change in control:
•	all outstanding options granted under the 2004 OSIP that are unvested become fully vested; and

•	all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within 10 days of the date of the change of control.
The 2008 OSIP provides that, upon a change in control:
•	all outstanding options granted under the 2008 OSIP that are unvested become fully vested;

•	all restrictions applicable to outstanding shares of restricted stock granted under the 2008 OSIP shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within 10 days of the date of the change of control;

•	all restrictions applicable to outstanding restricted stock units and dividend equivalent units granted under the 2008 OSIP shall automatically lapse and any dividends declared but unpaid with respect to such dividend equivalent units shall be paid to the executive within 10 days of the date of the change of control; and

•	all cash-settled performance units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control.

Quantification of Compensation Payable upon Change in Control
     The amount of compensation payable to each Named Executive Officer upon a change of control and termination of the executive by us other than for death, disability or cause or by the executive for good reason after a change in control is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus are estimates of the amounts that would be paid out to the executives upon a change in control or their termination following a change in control. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation.

										Total:
								Medical,		Change in
	Cash		Restricted	SERP	Incentive		Legal &	Dental,		Control	Total:
	Termination	Stock Option	Stock	& Related	Compen-	Outplace-	Accounting	Life	Excise Tax	Followed by	Change in
	Payment	Vesting	Vesting	Pension	sation	ment	Advisors	Insurance	Gross Up	Termination	Control
Executive	(1)	(2)	(2)	(1)	(2)	(1)	(1)	(1)	(1)	(1)	(2)
Randall J. Hogan	$8,455,428	—	$4,620,810	—	$1,505,400	$50,000	$15,000	$39,366	—	$14,686,004	$6,126,210
John L. Stauch	$2,095,073	—	$822,533	$488,199	$363,200	$45,400	$15,000	$26,276	$1,470,801	$5,326,482	$1,185,733
Michael V. Schrock	$2,958,038	—	$2,778,337	—	$535,000	$50,000	$15,000	$38,217	—	$6,374,592	$3,313,337
Frederick S. Koury	$1,668,063	—	$727,853	$213,021	$232,800	$38,800	$15,000	$27,936	$932,530	$3,856,003	$960,653
Louis L. Ainsworth	$1,611,720	—	$654,097	—	$229,200	$38,200	$15,000	$36,927	—	$2,585,144	$883,297

(1)	Triggered only upon a change of control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

(2)	Triggered solely upon a change of control.
The amounts above assume that:
•	our Common Stock was valued at $23.67, the closing market price for our Common Stock on December 31, 2008;

•	outplacement services fees are the maximum possible under the change in control agreements (10% of annual base salary) for each executive officer, except for Mr. Hogan and Mr. Schrock, for which outplacement services are assumed to be $50,000;

•	legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and

•	medical, dental and life insurance coverage will continue for three years after termination at the current cost per year for each executive.
     In determining the amount of any excise tax gross up included in the tables above, we made the following material assumptions: an excise tax rate of 20% under Section 280G of the Internal Revenue Code, a combined federal and state individual tax rate of 41.9%, and we would be able to overcome any presumption that stock option and restricted stock grants in 2008 were made in contemplation of a change in control pursuant to regulations promulgated under the Internal Revenue Code. In addition, the change in control agreements provide that if the payments would not be subject to the excise tax if the payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as “parachute payments” under the Internal Revenue Code, then payments will be reduced so that the excise tax will not apply and the executive will not receive a gross up. Under the assumptions used for the calculations set forth above, this provision would not have been applicable to any of the Named Executive Officers. Furthermore, it was assumed that no value will be attributed to any non-competition agreement. At the time of any such change in control, a value may be attributed, which would result in a reduction of amounts subject to the excise tax.

DIRECTOR COMPENSATION
     We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value.
     Mr. Hogan, our only employee-director, is not and will not be separately compensated for service as a member of the Board.
     In 2008, non-employee directors were compensated as set forth below.
Annual Retainers
     Annual retainers for non-employee directors’ service on the Board and Board Committees are as follows:

Board Retainer	$40,000
Lead Director Supplemental Retainer	20,000
Audit Committee Chair Supplemental Retainer	20,000
Compensation Committee Chair Supplemental Retainer	10,000
Governance Committee Chair Supplemental Retainer	5,000
International Committee Chair Supplemental Retainer	5,000
Audit Committee Retainer	9,000
Other Committee Retainer (per committee)	4,000
Attendance Fees
     For Board meetings, we paid each director $2,000 for personal attendance and $500 for attendance by telephone (or video conference). For committee meetings lasting less than two hours, we paid directors $1,500 for personal attendance ($2,000 for committee Chairs), and $500 for attendance by telephone (or video conference). For committee meetings lasting longer than two hours, we paid the directors $2,500 ($3,000 for committee Chairs) for personal attendance and $1,000 for attendance by telephone (or video conference). We paid each director $2,000 to attend our management’s annual strategic planning meeting.
Deferred Compensation
     Under the current Compensation Plan for Non-Employee Directors, our non-employee directors may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The value of a share unit is equal to the market value of a share of Common Stock. Share units carry no voting or investment power. We currently match 15% of the amount of the annual retainer that is deferred. A portion of our directors’ fees also may be paid directly in the form of share units under the equity compensation provisions of the Plan; however, no director was paid in that manner in 2008.
Stock Options
     Non-employee directors also receive an equity grant as a part of their compensation. Under the Outside Directors Nonqualified Stock Option Plan, which expired in January 2008, non-employee directors received each year options to purchase 10,000 shares of Common Stock, without regard to the grant date fair value. The options were exercisable at the closing price of our stock on the date of grant, had a ten-year term and vested in one-third increments on the first, second and third anniversaries of the grant date. Eight of our ten non-employee directors received option grants in 2008 under the Outside Directors Nonqualified Stock Option Plan.
     One director was appointed to the Board following termination of the Plan and was granted a similar option as of the date of her appointment, subject to ratification by the shareholders of the proposed 2008 Pentair, Inc. Omnibus Stock Incentive Plan (the “2008 OSIP”), which was approved by shareholders in May 2008. Future grants of equity awards for non-employee directors will also be made under the 2008 OSIP, including those granted in January 2009.

Stock Ownership Guidelines
     Within five years after election, non-employee directors are expected to acquire and hold our Common Stock or stock equivalents having a value equal to five times the annual board retainer for non-employee directors.
Stock Ownership for the Currently-Serving Directors as of December 31, 2008

	Share	12/31/08	Ownership	Meets
	Ownership	Market Value(1)	Guideline	Guideline
Leslie Abi-Karam	0	$0	$200,000	No	(2)
Glynis A. Bryan	7,185	170,069	200,000	No
Jerry W. Burris	824	19,504	200,000	No	(3)
T. Michael Glenn	2,066	48,902	200,000	No	(4)
Charles A. Haggerty	137,563	3,256,116	200,000	Yes
David H. Y. Ho	2,861	67,720	200,000	No	(5)
David A. Jones	20,313	480,809	200,000	Yes
Ronald L. Merriman	11,674	276,324	200,000	Yes
William T. Monahan	37,004	875,885	200,000	Yes

(1)	Based on the closing market price for our Common Stock on December 31, 2008 of $23.67.

(2)	Ms. Abi-Karam became a director of the Company in February 2008 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(3)	Mr. Burris became a director of the Company in October 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(4)	Mr. Glenn became a director of the Company in May 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(5)	Mr. Ho became a director of the Company in May 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

Director Compensation Table
     The table below summarizes the compensation that we paid to non-employee directors for the fiscal year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or	Stock	Option	Compensation	All Other
	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name (1)	($)(2)	($)	($)(3)	($)	($)	($)

Leslie Abi-Karam	$64,833	$0	$39,162	$0	$0	$103,995

Glynis A. Bryan	82,850	0	98,629	0	0	181,479

Jerry W. Burris	80,675	0	94,209	0	0	174,884

T. Michael Glenn	81,100	0	81,685	0	0	162,785

Barbara B. Grogan (4)	24,900	0	75,016	0	0	99,916

Charles A. Haggerty	95,450	0	75,016	0	0	170,466

David H. Y. Ho	97,450	0	81,685	0	0	179,135

David A. Jones	126,050	0	102,421	0	0	228,471

Ronald L. Merriman	120,595	0	94,377	0	0	214,972

William T. Monahan	117,800	0	75,016	0	0	192,816

(1)	Randall Hogan, our Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a director. The compensation received by Mr. Hogan as our employee during and for 2008 is shown in the Summary Compensation Table on page 26.

(2)	The directors’ deferred receipt of 2008 cash compensation in the form of share units under the Compensation Plan for Non-Employee Directors is as follows:

			Number of Deferred
			Share Units Held Under
			Compensation Plan for
		Share Units Purchased	Non-Employee Directors
Name	2008 Fees Deferred	with 2008 Deferred Fees	as of 12/31/08 (a)
Leslie Abi-Karam	$0	0	0
Glynis A. Bryan	56,350	1,822	5,835
Jerry W. Burris	28,175	911	824
T. Michael Glenn	42,350	1,373	2,066
Barbara B. Grogan	24,900	746	17,151
Charles A. Haggerty	95,450	3,114	63,142
David H. Y. Ho	97,450	3,159	2,861
David A. Jones	126,050	4,128	14,513
Ronald L. Merriman	13,045	423	1,674
William T. Monahan	82,800	2,677	17,737

(a)	Includes all share units deferred in all years of service as a director and all additional share units credited as a result of reinvestment of dividend equivalents, in each case net of distributions pursuant to distribution elections.

(3)	On January 2, 2009, each non-employee director holding office on that date received a stock option award of 17,200 shares at an exercise price of $24.78. The amounts in column (d) above reflect the dollar amount for each director that we recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (d) may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009. As of December 31, 2008, each director had the following number of options outstanding: Leslie Abi-Karam: 10,000; Glynis A. Bryan: 60,000; Jerry W. Burris 20,000; T. Michael Glenn: 20,000; Barbara B. Grogan: 86,500; Charles A. Haggerty: 68,079; David H. Y. Ho: 20,000; David A. Jones: 60,000; Ronald L. Merriman: 50,000; and William T. Monahan: 80,000.

(4)	Barbara B. Grogan retired as a director at the expiration of her term at the 2008 Annual Meeting.

SECURITY OWNERSHIP
     The following table contains information concerning the beneficial ownership of our Common Stock as of March 2, 2009, by each director, by each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our Common Stock as of December 31, 2008.

			Right to
Name of	Common	Share	Acquire within	Restricted	ESOP		Percent of
Beneficial Owner	Stock(a)	Units(b)	60 days(c)	Stock(d)	Stock(e)	Total	Class(f)
Leslie Abi-Karam	0	190	3,333	0	0	3,523

Louis L. Ainsworth	128,152	0	309,285	19,852	1,846	459,135

Glynis A. Bryan	1,350	6,252	49,999	0	0	57,601

Jerry W. Burris	0	1,079	6,666	0	0	7,745

T. Michael Glenn	0	2,346	6,666	0	0	9,012

Charles A. Haggerty	74,421	64,292	58,078	0	0	196,791

David H. Y. Ho	0	3,411	6,666	0	0	10,077

Randall J. Hogan	409,478	0	1,834,565	132,000	1,206	2,377,249	2.4%

David A. Jones	5,800	15,478	49,999	0	0	71,277

Frederick S. Koury	28,737	0	276,666	23,250	379	329,032

Ronald L. Merriman	10,241	1,507	39,999	0	0	51,747

William T. Monahan	19,327	18,376	69,999	0	0	107,702

Michael V. Schrock	69,991	0	430,827	105,275	1,206	607,299

John L. Stauch	177	0	126,499	34,750	0	161,426

Directors and executive officers as a group (16 persons)	773,812	112,936	3,351,937	327,417	14,284	4,580,386	4.7%

Wellington Management Company, LLP(g)	6,634,296						6.8%

(a)	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses has been disclaimed in some instances. Amounts listed do not include 943,140 shares held by the Pentair, Inc. Master Trust for various pension plans sponsored by us or by our subsidiaries. The Trust Investment Committee of such Master Trust included Randall J. Hogan, John L. Stauch, Frederick S. Koury and Michael G. Meyer. Although these individuals could be deemed under applicable SEC rules to “beneficially own” all of the shares held by these pension plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b)	Represents share units held under the Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units.

(c)	Represents stock options exercisable within 60 days from March 2, 2009.

(d)	Restricted shares issued pursuant to incentive plans as to which the beneficial owner has sole voting power but no investment power.

(e)	Represents shares owned as a participant in the ESOP. As of March 2, 2009, Fidelity Management Trust Company (“Fidelity”), the Trustee of the ESOP, held 2,758,503 shares of Common Stock (2.81%). Fidelity disclaims beneficial ownership of all shares. The ESOP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.

(f)	Less than 1% unless otherwise indicated.

(g)	Information derived from a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. As of December 31, 2008, Wellington Management Company, LLP had shared voting power over 3,927,996 shares of our Common Stock, shared dispositive power over 6,607,596 shares of our Common Stock and beneficial ownership of 6,634,296 shares of our Common Stock.

PROPOSAL 2
The Approval of our Executive Officer Performance Plan for Purposes of Internal Revenue Code Section 162(m)
     We are asking shareholders to approve the Pentair, Inc., Executive Officer Performance Plan (the “EOPP”). As described under the heading “Annual Incentive Compensation Plan” on page 15, the EOPP is a component of our overall compensation program that closely aligns annual incentive pay with the achievement of our financial objectives; key executives earn annual bonuses if we achieve specific performance goals established by the Compensation Committee.
     As explained more fully under “Impact of Tax Considerations” on page 24, under Section 162(m) of the Internal Revenue Code (the “Code”), we are not entitled to a deduction for certain executive compensation in excess of $1,000,000. To enable us to continue to pay compensation under the EOPP that will constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we must, at the Annual Meeting, obtain shareholder approval of the EOPP. This approval would also apply with respect to awards under the EOPP tied to the achievement of performance goals for 2009 that the Compensation Committee adopted on February 23, 2009. These awards are described below under the heading “New Plan Benefits.”
     Below is a summary of the principal provisions of the EOPP. Capitalized terms have the meanings set forth in the Amended and Restated EOPP that was adopted by the Compensation Committee on February 23, 2009, to be effective January 1, 2009. The following description of the Amended and Restated EOPP is qualified in its entirety by reference to the Amended and Restated EOPP attached to this Proxy Statement as Appendix B.
     General. The EOPP is administered by the Compensation Committee. Committee members must qualify as “outside directors” under Section 162(m) of the Code in order for cash awards under the EOPP to qualify as deductible performance-based compensation under the Code. Each Committee member meets this requirement. Subject to the terms of the EOPP, the Committee has the sole discretion to determine the key employees who will participate in the EOPP and the amounts, terms and conditions of each award.
     Eligibility. In selecting participants for the EOPP, the Committee chooses those senior executives the Committee believes are most likely to make significant contributions to our success. The actual number of employees who receive awards under the EOPP cannot be determined in advance because eligibility for participation is at the discretion of the Committee. All of our current executive officers participate in the EOPP. An individual’s participation in future years is at the discretion of the Committee. An employee who participates in the EOPP is not eligible for an incentive award under our Management Incentive Plan, or MIP, a more broadly-based cash bonus plan, with respect to the same performance period.
     EOPP Awards and Performance Goals. The Committee establishes for each performance period (a) the performance goals based on business criteria and the target levels of performance, and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. The Committee has the discretion to choose one or more appropriate standards for measuring performance from among the following: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; sales; sales growth (including organic sales growth); return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction, cost reduction; return on equity; cash flow (including free cash flow); and new product releases. In addition, the EOPP provides that no amounts shall be payable for a performance period if our operating income in that period is zero or less. The Committee has historically set thresholds for each target measure below which no incentive compensation would be earned.

     As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, if applicable, except that, unless the Committee determines otherwise at the time of establishing the performance goals, the effects of discontinued operations and dispositions will be included and the effects of any or all of the following will be excluded: charges for reorganizing and restructuring, including severance costs; asset write-downs; gains or losses on the disposition of a business or business segment; changes in tax or accounting principles, regulations or laws; extraordinary, unusual and/or non-recurring items of gain or loss; mergers or acquisitions; litigation, claims, judgments or settlements; the effects of changes in other laws or regulations affecting reported results; cash flow associated with the funding of pension plans; and accruals of any amounts for payment under the EOPP or any other compensation arrangements that we maintain.
     The Committee may set performance periods and performance goals that differ from participant to participant. For example, the Committee may designate performance goals based on either corporate-wide or business unit results, as appropriate for the participant’s specific responsibilities. After the end of each performance period, the Committee determines the extent to which the performance goals for each participant were achieved. The Committee then determines the actual award, if any, for each participant by the level of actual performance achieved. The Committee, however, retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula, but may not increase the award. Awards under the EOPP are generally payable in cash after the end of the performance period during which the award was earned.
     Maximum Award. During any fiscal year no participant may receive an award of more than $3,500,000.
     Amendments and Termination. The Committee may amend or terminate the EOPP at any time and for any reason. To maintain the plan’s qualification under Section 162(m), material amendments of the EOPP require shareholder approval.
     Change in Control. We have entered into agreements with our key corporate executives and business division leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control. These agreements, which are described under “Change in Control Agreements” on page 33, provide that, in the event of a change in control, a participant in the EOPP as of the date of such change in control is entitled to receive (a) payment of any outstanding but unpaid award for the prior year and (b) an award for the fiscal year in effect as of the change in control using the annual base salary rate as in effect immediately before the change in control and assuming the EOPP goals for such year have been attained. Such amounts are payable within 10 days of the change in control, subject to any irrevocable deferral election then in effect. In addition, certain other provisions or requirements applying to awards under the EOPP are modified or eliminated in the event of a change in control, including the authority of the Committee to reduce an award, the minimum operating income requirement, the requirement of an annual audit and the requirement that a participant remain employed through the end of the incentive period.
     Federal Income Tax Information. As discussed under “Impact of Tax Considerations” on page 24, we are not entitled to a deduction under Section 162(m) of the Code for certain executive compensation in excess of $1,000,000. This limitation, however, does not apply to compensation that qualifies as “performance-based compensation” under Section 162(m). If our shareholders approve this proposal, bonus awards paid under the objective performance criteria established under the EOPP will continue to so qualify. If our shareholders fail to approve this proposal, we may be unable to deduct some or all of any bonus awards paid under the objective performance criteria established under the EOPP.
     New Plan Benefits. On February 23, 2009, the Committee approved EOPP awards and related performance goals for 2009. At this meeting, the Committee identified eligible participants for 2009, as well as a formula for calculating each participant’s 2009 award based on actual performance compared to his or her performance goals. The New Plan Benefits Table below sets forth the minimum, threshold, target and maximum dollar value of awards for 2009 under the EOPP to (i) each of our Named Executive Officers, (ii) all of our current executive officers as a group, and (iii) all participating employees who are not executive officers as a group. Non-executive directors are not eligible to participate in the EOPP. Because EOPP awards are subject to adjustment as described under the heading “Annual Incentive Compensation Plan” on page 15, the performance awards that will be granted under the EOPP in the future to any single employee or group of employees are not determinable.

NEW PLAN BENEFITS

	Dollar Value of	Dollar Value of	Dollar Value of	Dollar Value of
	Minimum 2009	Threshold 2009	Target 2009	Maximum 2009
Name and Position	EOPP Award	EOPP Award	EOPP Award	EOPP Award
Randall J. Hogan	0	$602,160	$1,505,400	$3,010,800

John L. Stauch	0	145,280	363,200	726,400

Michael V. Schrock	0	214,000	535,000	1,070,000

Frederick S. Koury	0	93,120	232,800	465,600

Louis L. Ainsworth	0	91,680	229,200	458,400

All Executive Officers as a group	0	1,276,320	3,190,800	6,381,600

Non-Executive Directors as a group	0	0	0	0

All Non-Executive employees as a group	0	0	0	0
The entries in each column of the table above reflect the awards payable in the event that, for each performance goal, the minimum, threshold, target or maximum amounts, as applicable, are achieved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
The Ratification of Appointment of Deloitte & Touche LLP
as our Independent Registered Public Accounting Firm for 2009
     At its February 23, 2009 meeting, our Audit Committee approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. We are seeking the shareholders’ ratification of such action. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will make another appointment effective for the subsequent fiscal year. Even if the shareholders ratify the appointment, the Audit Committee, in its discretion, may select a new independent auditor at any time that it believes such change would be in our best interests and in the best interests of our shareholders.
     We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.

EACH OF THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR”
PROPOSAL 3.

AUDIT COMMITTEE DISCLOSURE
Audit Committee Pre-approval Policy
     The Audit Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit Committee Charter limits the types of non-audit services that may be provided by the independent auditor. Any permitted non-audit services to be performed by the independent auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2008. Responsibility for this pre-approval may be delegated to one or more members of the Committee; all such approvals, however, must be disclosed to the Audit Committee at its next regularly scheduled meeting. The Audit Committee may not delegate authority for pre-approvals to management.
Service Fees Paid to the Independent Registered Public Accounting Firm
     We engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years 2007 and 2008. Their expenses for these services were as follows (in thousands):

		2008	2007
a)	Audit fees, including aggregate fees for the audits of our
	annual financial statements and the effectiveness of internal
	controls over financial reporting, reviews of our quarterly
	financial statements, statutory audits and review of SEC
	filings	$4,577	$3,988
b)	Audit-related fees, with respect to acquisitions and
	divestitures, employee benefit plan audits, accounting
	research and certain other attest services	139	273

	Total audit and audit-related fees	4,716	4,261
c)	Tax fees, relating to tax consulting and tax return assistance	1,216	921
d)	All other fees relating to miscellaneous services	—	—

	Total fees paid to Deloitte Entities	$5,932	$5,182

AUDIT COMMITTEE REPORT
     In connection with the financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:
(1)	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008, with management;

(2)	discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and

(3)	received the written disclosure and letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
     Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 24, 2009 meeting of the Board that our audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Board has approved this inclusion.
THE AUDIT COMMITTEE
Ronald L. Merriman, Chair
Leslie Abi-Karam
Jerry W. Burris
David H. Y. Ho

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Our executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of these reports to us.
     We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2008 our executive officers and directors complied with all such filing requirements.
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
     The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC is December 4, 2009. A shareholder who otherwise intends to present business at the 2010 Annual Meeting must comply with the requirements set forth in our By-Laws. The By-Laws state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the By-Laws to our Secretary not less than 45 days nor more than 70 days prior to the first annual anniversary of the date when we first mailed our proxy statement to shareholders in connection with the immediately preceding annual meeting. Accordingly, we must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 by February 7, 2010. If the notice is received after February 7, 2010, then the notice will be considered untimely and we are not required to present such proposal at the 2010 Annual Meeting. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2010 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2010 Annual Meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals should be sent to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
OTHER BUSINESS
     Our management does not know of any other matter to be presented for action at the Annual Meeting. However, if any other matter should be properly presented at the Annual Meeting, the persons named in the proxy accompanying this Proxy Statement intend to vote the proxy in accordance with their best judgment.
2008 ANNUAL REPORT ON FORM 10-K
     Any shareholder wishing to review, without charge, a copy of our 2008 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
REDUCE DUPLICATE MAILINGS
     To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address.
     If you wish to receive separate copies of each proxy statement and annual report, please notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.
     If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.

Appendix A
PENTAIR, INC.
CORPORATE GOVERNANCE PRINCIPLES
Selection and Composition of the Board
1) Board Membership Criteria
The Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually, but also on their collective strengths, the Board should be composed of:
a.	Directors chosen with a view to bringing to the Board a variety of experience and background;

b.	Directors who will form a central core of business executives with financial expertise;

c.	Directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example;

d.	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies;

e.	At least one Director who has the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission; and

f.	A majority of Directors who are Independent (as defined below).
The Governance Committee and the full Board believe the following minimum qualifications must be met by a Director nominee to be recommended by the Governance Committee to the full Board:
a.	each Director should be chosen without regard to sex, sexual orientation, race, religion or national origin.

b.	each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

c.	each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

d.	each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

e.	each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

f.	each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency and be committed to enhancing long-term shareholder value.

2) Selection and Orientation of New Directors
The Board itself is responsible for selecting its own members and recommending them for election by the shareholders. The Board delegates the screening process involved to the Governance Committee, which recommends to the Board the names of qualified candidates to be nominated for election or re-election as Directors in accordance with the criteria set forth in these Corporate Governance Principles and the Governance Committee Charter. The Board and the Company have implemented an orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.
The Governance Committee will consider persons recommended by shareholders to become nominees for election as Directors in accordance with the criteria set forth in these Corporate Governance Principles. Recommendations for consideration by the Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by shareowners.
3) Extending the Invitation to a Potential Director to Join the Board
The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and Chief Executive Officer of the Company, together with an independent director, when appropriate.
Board Leadership
4) Selection of Chairman and Chief Executive Officer
The By-Laws of the Company permit the Chairman of the Board and the Chief Executive Officer to be the same or different persons. The Board is free to make this choice in any way that the Board deems to be in the best interests of the Company and its shareholders.
Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-employee Directors or be an employee.
Board Composition and Performance
5) Size of the Board
The Board is limited to eleven members by the By-Laws of the Company. The consensus of the Board is that this is an appropriate size. Any change to the size of the Board would require an amendment to the By-Laws of the Company in such a way that shareholder approval of that change would be required.
6) Mix of Management and Independent Directors
At least a majority of the Board shall be Independent Directors. The Board believes that management should encourage executive officers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Executive officers other than the Chief Executive Officer currently attend portions of Board meetings on a regular basis even though they are not members of the Board.
7) Board Definition of What Constitutes Independence for Directors
For a Director to qualify as “Independent”:
a.	The Board of Directors must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company) that would prevent the Director from acting independently of management of the Company, taking into account all relevant facts and circumstances. The Board shall consider both from the standpoint of the Director and from the standpoint of the persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

b.	Presently and within the immediately preceding three (3) year period:

(i)	the Director shall not be or have been an employee of the Company or any affiliate of the Company, other than as interim CEO or Chairman; an Immediate Family Member shall not be an executive officer of the Company or any affiliate of the Company;

(ii)	the Director shall not be or have been affiliated with or employed by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company; an Immediate Family Member shall not be or have been affiliated with or employed in a professional capacity by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company;

(iii)	neither the Director nor an Immediate Family Member shall be or have been employed (during the immediately preceding three (3) year period) as an executive officer of another company where an executive officer of the Company serves on the compensation committee of such other company;

(iv)	the Director shall not be an executive officer or an employee of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; an Immediate Family member shall not be an executive officer of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; or

(v)	neither the Director nor an Immediate Family Member shall receive or have received more than $100,000 per year during the immediately preceding three (3) year period in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation, so long as such compensation is not contingent in any way on continued service).
c.	For purposes of the independence determination,

“Immediate Family Member” includes a Director’s spouse, parents, children, siblings, mothers and father-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone who shares the same home as such Director (other than domestic employees).

“Company” includes any parent or subsidiary in a consolidated group with the Company.”
8) Former Chairman/Chief Executive Officer’s Board Membership
The Board believes this is a matter to be decided in each individual instance. When a Chairman of the Board or Chief Executive Officer resigns from that position, he or she shall submit his or her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter to be determined by the Governance Committee and the Board. A former Chairman or Chief Executive Officer serving on the Board will not be considered an independent Director.
9) Directors Who Change Their Present Job Responsibility
When a Director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the Director shall tender a letter of resignation for the Governance Committee to consider. The Committee will review whether the new occupation, or retirement, of the Director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership. The Committee will recommend to the Board any action to be taken in connection therewith.
All Directors are encouraged to limit the number of other boards (excluding non-profits) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. In order to permit more effective participation by every Director, the Board has determined to limit the number of Boards of Directors on which any Director may sit to four Boards in addition to the Company’s. All Directors shall advise the Chief Executive Officer, the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on another board or the audit committee of another board. The Company will review any potential conflicts of interest or other matters that may affect the Director’s independence and advise the Chairman of the Governance Committee as to the results of the review. The Chairman of the Governance Committee will confirm suitability of the proposed directorship or audit committee membership with the Director prior to his or her acceptance of the position. If a Director desires to accept a position on the Board or the audit committee of another public company, that Director must confirm to the Board of the Company that he or she has the time and the capability, notwithstanding the new position, to fulfill his or her responsibilities as a Director of the Company.

10) Term Limits
The Board has not adopted term limits for non-employee Directors.
11) Election of Directors Following Appointment
The Board may, but need not, appoint Directors at any time to fill vacancies on the Board. Pentair’s Articles of Incorporation require that each appointed Director must stand for election at the next succeeding annual meeting of shareholders for the remaining term of the class of Directors to which he or she was appointed.
12) Retirement Age
A Director must retire at the first annual meeting of the Company’s shareholders immediately following such Director’s 70th birthday.
13) Board Compensation and Stock Ownership Guidelines
It is appropriate for the staff of the Company to report once a year to the Governance Committee the status of the Pentair Board compensation in relation to its peers and the targeted comparable companies. As part of a Director’s total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of a Director’s compensation should be provided and held in stock options and/or common stock units. Within five years after election, Directors are expected to acquire and hold Company stock or stock equivalents having a value equal to five times the annual retainer for Directors.
Compensation for non-employee Directors and Committee chairpersons shall be consistent with the market practices of other reasonably comparable companies, but shall not be at a level or in a form that would call into question the Board’s objectivity. Directors who are employees of the Company will receive no additional compensation for serving as a Director of the Company.
Changes in Board compensation, if any, should come at the suggestion of the Governance Committee, but with full discussion and concurrence by the Board.
14) Executive Sessions of Independent Directors
The non-management Directors of the Board will meet in Executive Session at each regular meeting of the Board and as needed at each special meeting of the Board. If the non-management Directors include directors who are not Independent Directors, then the Independent Directors will meet at least once a year in Executive Session including only Independent Directors. Executive Sessions will be chaired by the Lead Director selected by the Board.
15) Assessing the Board’s Performance
The Governance Committee is responsible to report annually to the Board an assessment of the Board’s performance. In addition, each Committee is responsible to report annually to the Board an assessment of that Committee’s performance. These assessments will be discussed with the full Board, which will evaluate whether the Board and its committees are functioning effectively. This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria.
These assessments should be of the Board’s contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made in order to increase the effectiveness of the Board.
16) Director Continuing Education
All Directors are encouraged to attend appropriate director continuing education programs. The fees for one such program per year, including reasonable travel and out-of-pocket expenses, will be paid by the Company to the extent not paid or reimbursed by any other organization.

Responsibilities of the Board
17) Responsibilities and Duties
The primary responsibility of the Board is to oversee the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve and all meetings of shareholders. In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions, including:
a.	Representing the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value;

b.	Selecting, evaluating and compensating a well-qualified Chief Executive Officer of high integrity, and overseeing Chief Executive Officer succession planning;

c.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

d.	Reviewing, approving and interacting with senior management with respect to the Company’s fundamental financial and business strategies and major corporate actions, including strategic planning, management development and succession, operating performance and shareholder returns;

e.	Assessing major risks facing the Company and reviewing options for their mitigation;

f.	Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with law and ethics, the integrity of its relationships with customers and suppliers and the integrity of its relationships with other stakeholders; and

g.	Providing general advice and counsel to the Chairman of the Board, Chief Executive Officer and other senior management personnel.
18) Board Access to Independent Advisors
The Board and each committee are authorized to retain and consult with independent advisors, as is necessary and appropriate, without consulting management.
19) Shareholder Communications with Directors
Shareholders and other interested parties may communicate with the full Board, non-management Directors as a group or individual Directors, including the Lead Director, if any, or the Director who chairs Executive Sessions, by providing such communication in writing to the Company’s Secretary, who will directly provide such communication to the full Board or specified Directors, as the case may be.
Board Relationship to Senior Management
20) Regular Attendance of Non-Directors at Board Meetings
Senior management non-Board members may attend the meetings of the Board at its discretion. In addition, the Board may request the attendance of other individuals as necessary or appropriate.
21) Board Access to Senior Management
Board members have complete access to the Company’s management. Board members will use their judgment to be sure that this contact is not distracting to the business operation of the Company.
Furthermore, the Board encourages the management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Meeting Procedures
22) Selection of Agenda Items for Board Meetings
The Chairman of the Board will establish the agenda for each Board meeting in consultation with the Lead Director. Each Board member is free to request the inclusion of additional items on the agenda.
23) Board Materials Distributed in Advance
Information and data that is important to the Board’s understanding of the business will be distributed in writing to the Board before the Board meets with reasonable time provided for review.
24) Board Presentations
As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board members are adequately informed and prepared and discussion time focused on questions that the Board has about the material.
Committee Matters
25) Number, Structure and Independence of Committees
From time to time, the Board may want to form a new committee or disband a current Committee depending upon the circumstances. The current four committees are Audit and Finance, Compensation, Governance, and International. The Audit and Finance, Compensation and Governance committees shall be composed solely of Independent Directors.
26) Assignment and Rotation of Committee Members
The Governance Committee is responsible, after consultation with the Chairman of the Board and with consideration of the desires of individual Board members, for the assignment of Board members to various committees.
It is the sense of the Board that consideration should be given to rotating Committee members periodically, but the Board does not believe that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s committee membership for a longer period.
Any Board member is welcome to attend the meetings of any Committee of the Board, whether or not a member of such Committee.
27) Frequency and Length of Committee Meetings
The Committee Chair, in consultation with committee members, will determine the frequency and length of the meetings of the Committee.
28) Committee Agenda
The Chair of the Committee, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda.
Leadership Development
29) Formal Evaluation of the Chairman and the Chief Executive Officer
The Compensation Committee and the other Independent Directors shall make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chair of the Compensation Committee and the Lead Director. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.
30) Succession Planning
The Governance Committee and the Chief Executive Officer will provide to the Board an annual report on succession planning.

There should also be available to the Governance Committee Chair and the Lead Director, on a continuing basis, the Chief Executive Officer’s recommendation as a successor should the Chief Executive Officer be unexpectedly disabled. If such a vacancy occurs, the Governance Committee shall recommend a successor, whether interim or permanent, to the Board.
* * *
Nothing in these Corporate Governance Principles is intended to expand the fiduciary duty or other legal obligations of Board members or officers of the Company beyond those provided for under applicable law or regulation.

Appendix B
PENTAIR, INC. EXECUTIVE OFFICER PERFORMANCE PLAN,
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2009
I. PURPOSE
          The purpose of the Pentair, Inc. Executive Officer Performance Plan is to advance the interests of Pentair, Inc. (“Pentair”) and its shareholders by providing certain of its key executives with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals.
II. DEFINITIONS
          Unless the context clearly indicates otherwise, when used herein the following terms shall have the following meanings:
          2.1 “Award” or “Performance Award” means the grant of a right to receive compensation with respect to the achievement of one or more Performance Goals for a Performance Period, subject to such other conditions as the Committee may prescribe and the terms and conditions of the Plan.
          2.2 “Business Criteria” means one or more of the following business measurements of Pentair or one of its business units as selected by the Committee: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; sales; sales growth (including organic sales growth); return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction, cost reduction; return on equity; cash flow (including free cash flow); and new product releases.
          2.3 “Board” means the Board of Directors of Pentair, Inc.
          2.4 “Code” means the Internal Revenue Code of 1986, as amended.
          2.5 “Committee” means the Compensation Committee of the Board, a subcommittee thereof, or such other committee as may be appointed by the Board to administer the Plan. The Committee shall be comprised of two (2) or more members of the Board each of whom is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Code.
          2.6 “Participant” means an employee of Pentair or one of its business units who has been selected by the Committee as eligible for an Award with respect to the Performance Period concerned.
          2.7 “Plan” means the Pentair, Inc. Executive Officer Performance Plan, as amended.
          2.8 “Performance Goal” means a measurement established with respect to one or more Business Criteria that must be achieved for an amount to be paid under an Award.
          2.9 “Performance Period” means Pentair’s fiscal year, or such shorter period as determined by the Committee.
III. ADMINISTRATION
          3.1 The Plan shall be administered by the Committee. The Committee shall have the authority to:
          (a) interpret and determine all questions of policy and expediency pertaining to the Plan;

          (b) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;
          (c) select key employees to receive Awards;
          (d) determine the terms of Awards;
          (e) determine amounts subject to Awards (within the limits prescribed in the Plan);
          (f) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of Pentair or one of its business units;
          (g) grant waivers of Plan or Award conditions (but, with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);
          (h) accelerate the payment of Awards (but, with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);
          (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any Award notice;
          (j) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;
          (k) adopt such Plan procedures, regulations, and sub-plans as it deems are necessary to enable Plan participants to receive Awards; and
          (l) amend the Plan at any time and from time to time, provided, however, that no amendment to the Plan shall be effective unless approved by Pentair stockholders, to the extent such stockholder approval is required under Code Section 162(m) with respect to Awards which are intended to qualify under that Section.
          3.2 The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Code Section 162(m).
IV. ELIGIBILITY AND PARTICIPATION
          The Committee shall determine the key employees of Pentair eligible to participate under the Plan. Eligibility shall be determined by the magnitude and scope of the employee’s position. An employee who participates in the Plan with respect to a Performance Period is not eligible for an incentive award under the Pentair Management Incentive Plan with respect to the same period.

V. PERFORMANCE GOALS AND AWARDS
          5.1 Prior to the start of a Performance Period, the Committee shall establish the Performance Goals for a Participant with respect to such period; provided, however, such goals may be established after the start of the Performance Period, and while achievement of such goals is substantially uncertain, and within such time periods as are permitted by Treasury Regulations issued under Code Section 162(m). As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, except that, unless the Committee determines otherwise at the time of establishing the Performance Goals:
          (a) the effects of discontinued operations and dispositions shall be included, and
          (b) the effects of (i) charges for reorganizing and restructuring, including severance costs, (ii) asset write-downs, (iii) gains or losses on the disposition of a business or business segment, (iv) changes in tax or accounting principles, regulations or laws, (v) extraordinary, unusual and/or non-recurring items of gain or loss, (vi) mergers or acquisitions, (vii) litigation, claims, judgments or settlements, (viii) the effects of changes in other laws or regulations affecting reported results, (ix) cash flow associated with the funding of pension plans, and (x) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by Pentair, shall in each case be excluded.
          5.2 Regardless of the Performance Goals so established and achieved, no amount shall be payable under an Award for a Performance Period if Pentair’s operating income (after corporate charges) is zero or less or if Pentair or one of its business units fails to satisfy any other minimum performance requirement imposed by the Committee.
          5.3 The maximum amount payable to a Participant under an Award with respect to a Performance Period, expressed as a percentage of base salary, shall be set by the Committee at the time it sets the Performance Goal(s) for such period; provided, however, in no event shall the aggregate amount payable to any Participant under all Awards granted with respect to the same Performance Period exceed three and one-half million dollars ($3,500,000).
          5.4 The amount payable under an Award as measured by achievement of the Performance Goals may be reduced or eliminated by the Committee in its sole discretion.
          5.5 A Participant shall not be entitled to receive an Award unless actively employed by Pentair or one of its business units on the last day of the Performance Period to which the Award relates. The Committee may make exceptions to this requirement in the case of retirement, death, or disability as determined in its sole discretion.
VI. PAYMENT OF PERFORMANCE AWARDS
          The amount payable under an Award shall be paid in cash as soon as administratively feasible after written certification by the Committee that the Performance Goals and other material terms of the Performance Award for the Performance Period have been satisfied, and the amount of the Award has been finally determined, but in no event later than March 15 following the year in which the Performance Period ends.
VII. PLAN AMENDMENT AND TERMINATION
          Notwithstanding any provision herein to the contrary, the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan. No Award may be granted during any suspension of the Plan or after its termination. No such termination or amendment shall alter a Participant’s right to receive an amount finally awarded but unpaid to such participant at the time of the termination or amendment.

VIII. GENERAL PROVISIONS
          8.1 The Plan shall become effective for Performance Periods beginning on or after January 1, 2009, subject to stockholder approval of this amended and restated Plan document. Any Award that is intended to qualify under Code Section 162(m) and that is granted prior to the date the Pentair stockholders approve this Plan shall be ineffective unless the Plan is approved by such stockholders.
          8.2 Nothing contained herein shall be construed to limit or affect in any manner or degree the normal and usual powers of management, including the right at any time to terminate the employment of a Participant or remove him or her from Plan participation.
          8.3 The judgment of the Committee in administering the Plan shall be final, conclusive, and binding upon all officers and employees of Pentair and its subsidiaries, and their heirs, executors, personal representatives, and assigns.
          8.4 In the event of death, a Participant’s designated beneficiary shall be entitled to the Award. If a Participant does not designate a beneficiary in writing, the Participant’s beneficiary(ies) will be the Participant’s estate.
          8.5 A Participant does not have the right to assign, transfer, encumber, or dispose of any Award under the Plan until it is distributed to the Participant. No Award is liable to the claims of any creditor of the Participant until it is distributed to him or her.
          8.6 Calculations will exclude the impact of periodic change in accounting methods required by the Financial Accounting Standards Board after the Performance Goals for a Performance Period are established.
          8.7 Except to the extent superseded by the laws of the United States, the laws of the State of Minnesota, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.
          8.8 In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.
          8.9 Amounts payable under the Plan shall be subject to such tax and other withholding as required by law.
          8.10 Except as otherwise expressly determined by the Committee with respect to a particular Award, the Plan shall be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code.
IX. CHANGE IN CONTROL
          9.1 “Change in Control” means, with respect to a Participant, a change in control of Pentair as defined in such Participant’s Key Executive Employment and Severance Agreement (“KEESA”) in effect with Pentair. If a Participant does not have a KEESA in effect, then a “Change in Control” with respect to such Participant means a change in control of Pentair as defined in the most recent KEESA entered into by Pentair with any employee prior to the change in control transaction.
          9.2 If a Participant is employed by Pentair or one of its business units on the date of a Change in Control, or if a Participant or former Participant who has entered into a KEESA terminates employment before a Change in Control but is entitled to benefits under Section 2(b) of the KEESA, then the following provisions shall apply:
          (a) If the Change in Control occurs prior to the end of the Performance Period to which an Award relates, the Award for such period shall be (i) determined by using the Participant’s annual base salary rate as in effect immediately before the Change in Control and by assuming the Performance Goals for such period have been fully achieved, and (ii) paid to the Participant in cash within ten (10) days of the Change in Control, subject to any irrevocable deferral election then in effect.

          (b) If the Change in Control occurs at such time as the Participant or former Participant has not received payment of an Award for a prior Performance Period, such Award (based upon achievement of the Performance Goals for such period) shall be paid to the Participant or former Participant in cash within ten (10) days of the Change in Control, subject to any irrevocable deferral election then in effect.
          (c) The requirement that the Participant remain employed through the end of the Performance Period to which the Award relates shall not apply.
          (d) The requirement that an Award be paid after completion of an annual audit and completion of a review and approval by the Committee shall not apply.
          (e) The Pentair operating income requirement, or any other minimum performance requirement imposed by the Committee, shall not apply.
          (f) The Committee shall not have the discretion to directly or indirectly reduce or eliminate an Award.
          (g) The dollar limit of Section 5.4 shall remain in effect.
These Change in Control provisions shall apply to the extent any other provision of the Plan may be in conflict with them. In the case of any conflict between the terms and provisions of this Plan and the terms and provisions of the KEESA entered into by a Participant or former Participant, the terms of such KEESA shall control to the extent more beneficial to the Participant or former Participant, and the obligations of Pentair under such KEESA shall be in addition to any of its obligations under the Plan.

PLEASE SIGN AND RETURN PROMPTLY TO REDUCE
SOLICITATION EXPENSES

PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
April 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRCTORS OF PENTAIR, INC.
     The undersigned hereby appoints Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 2, 2009 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, April 30, 2009, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
     Furthermore, if I am a participant in the Pentair, Inc. Employee Stock Ownership Plan (Pentair ESOP), I hereby direct Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, April 30, 2009, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Pentair ESOP as of March 2, 2009. I understand that my vote must be received by Wells Fargo Bank, N.A., acting as tabulation agent for the Pentair ESOP Trustee, by April 27, 2009. If it is not received by that date, or if the voting instructions are invalid, the shares held in my account will be voted by Fidelity Management Trust Company, in the same proportion that the other participants direct them to vote shares allocated to their accounts.

See reverse for voting instructions.	XXXXXXXX

ADDRESS BLOCK

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/pnr Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 29, 2009.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 29, 2009

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, do NOT mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 through 5.
Election of directors:
		FOR	AGAINST	ABSTAIN
1.	Charles A. Haggerty	☐	☐	☐
2.	Randall J. Hogan	☐	☐	☐
3.	David A. Jones	☐	☐	☐
4.	To approve our Executive Officer Performance Plan for purposes of Internal Revenue Code 162(m).				☐ For	☐ Against	☐ Abstain

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.				☐ For	☐ Against	☐ Abstain

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.
Date 2009
Address Change? Mark Box ☐ Indicate changes below:					THIS CARD MUST BE DATED

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
April 30, 2009
     The undersigned hereby appoints Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 2, 2009, at the Annual Meeting of Shareholders of Pentair, Inc., to be held at 10:00 a.m., Thursday, April 30, 2009, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 5.
ELECTION OF DIRECTORS:

		FOR	AGAINST	ABSTAIN

1.	Charles A. Haggerty	☐	☐	☐

2.	Randall J. Hogan	☐	☐	☐

3.	David A. Jones	☐	☐	☐
(continued on reverse side)

(continued from reverse side)

4.	To approve our Executive Officer Performance Plan for purposes of Internal Revenue Code 162(m).	☐ For	☐ Against	☐ Abstain

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.	☐ For	☐ Against	☐ Abstain

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.
The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.

Signature

Signature if held jointly

Dated: , 2009
THIS CARD MUST BE DATED.

(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE SIGN AND RETURN PROMPTLY
TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
April 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRCTORS OF PENTAIR, INC.
     As a participant in the Pentair, Inc. International Stock Purchase and Bonus Plan (Plan), I hereby appoint Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. allocated to my account in the Plan as of March 2, 2009, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, April 30, 2009, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.

See reverse for voting instructions.	XXXXXXXX

ADDRESS BLOCK

COMPANY #

Vote by Internet or Mail
24 Hours a Day, 7 Days a Week
Your Internet vote authorizes the named proxies
to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/pnr Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 28, 2009.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet, do NOT mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 through 5.
Election of directors:
		FOR	AGAINST	ABSTAIN
1.	Charles A. Haggerty	☐	☐	☐
2.	Randall J. Hogan	☐	☐	☐
3.	David A. Jones	☐	☐	☐
4.	To approve our Executive Officer Performance Plan for purposes of Internal Revenue Code 162(m).				☐ For	☐ Against	☐ Abstain

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.				☐ For	☐ Against	☐ Abstain

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.
Date 2009
Address Change? Mark Box ☐ Indicate changes below:					THIS CARD MUST BE DATED

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.